Exhibit 10.36


                                 SPRINT PCS

                            MANAGEMENT AGREEMENT

                                  BETWEEN


                            SPRINT SPECTRUM L.P.

                              SPRINTCOM, INC.

                                    AND

                  ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                                JUNE 8, 1998



                             TABLE OF CONTENTS
                                                                          PAGE

1.  MANAGER..................................................................2
      1.1   Hiring of Manager................................................2
      1.2   Program Requirements.............................................3
      1.3   Vendor Purchase Agreements.......................................3
      1.4   Interconnection..................................................3
      1.5   Seamlessness.....................................................4
      1.6   Forecasting......................................................4
      1.7   Financing........................................................4
      1.8   Ethical Conduct and Related Covenants............................4

2.  BUILD-OUT OF NETWORK.....................................................4
      2.1   Build-out Plan...................................................4
      2.2   Compliance with Regulatory Rules.................................5
      2.3   Exclusivity of Service Area......................................5
      2.4   Restriction......................................................6
      2.5   Manager's Right of First Refusal for New Area Build-out..........6
      2.6   Purchase of Assets by Manager....................................7
      2.7   Microwave Relocation.............................................7
      2.8   Determination of pops............................................7

3.  PRODUCTS AND SERVICES; IXC SERVICES......................................7
      3.1   Sprint PCS Products and Services.................................7
      3.2   Other Products and Services......................................8
      3.3   Cross-selling with Sprint........................................8
      3.4   IXC Services.....................................................9
      3.5   Resale of Products and Services..................................9
            3.5.1  Mandatory Resale of Products and Services.................9
            3.5.2  Voluntary Resale of Products and Services.................9
      3.6   Non-competition.................................................10
      3.7   Right of Last Offer.............................................10

4.  MARKETING AND SALES ACTIVITIES..........................................11
      4.1   Sprint PCS National or Regional Distribution Program
            Requirements....................................................11
            4.1.1  Territorial Limitations on Manager's Distribution
                   Activities...............................................11
            4.1.2  Settlement of Equipment Sales............................11
            4.1.3  Use of Third-Party Distributors..........................12
      4.2   Sprint PCS National Accounts Program Requirements...............12
      4.3   Sprint PCS Roaming and Inter Service Area.......................12
      4.4   Pricing.........................................................13
      4.5   Home Service Area...............................................13

5.  USE OF BRANDS...........................................................14
      5.1   Use of Brands...................................................14
      5.2   Conformance to Marketing Communications Guidelines..............14
      5.3   Joint Marketing With Third Parties..............................14
      5.4   Prior Approval of Use of Brands.................................16
      5.5   Duration of Use of Brand........................................16

6.  ADVERTISING AND PROMOTION...............................................16
      6.1   National Advertising and Promotion..............................16
      6.2   In-Territory Advertising and Promotion..........................16
      6.3   Review of Advertising and Promotion Campaigns...................17
      6.4   Public Relations.  .............................................17

7.  SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS...............................17
      7.1   Conformance to Sprint PCS Technical Program Requirements........17
      7.2   Establishment of Sprint PCS Technical Program Requirements......18
      7.3   Handoff to Adjacent Networks....................................18

8.  SPRINT PCS CUSTOMER SERVICE PROGRAM.....................................18
      8.1   Compliance With Sprint PCS Customer Service Program
            Requirements....................................................18

9.  SPRINT PCS PROGRAM REQUIREMENTS.........................................19
      9.1   Program Requirements Generally..................................19
      9.2   Amendments to Program Requirements..............................19
      9.3   Manager's Right to Request Review of Changes....................20
      9.4   Sprint PCS' Right to Implement Changes..........................21
      9.5   Rights of Inspection............................................21
      9.6   Manager's Responsibility to Interface with Sprint PCS...........21

10.  FEES...................................................................22
      10.1  Fees and Payments...............................................22
            10.1.1  Fee Based on Collected Revenue..........................22
            10.1.2  Payment of Universal Service Funds......................22
            10.1.3  Inter Service Area Fees.................................22
            10.1.4  Interconnect Fees.......................................22
            10.1.5  Outbound Roaming Fees...................................22
            10.1.6  Reimbursements..........................................23
      10.2  Monthly True Up.  ..............................................23
      10.3  Taxes...........................................................23
      10.4  Collected Revenues Definition...................................23
      10.5  Late Payments...................................................25
      10.6  Setoff Right If Failure To Pay Amounts Due......................25

11.  TERM; TERMINATION; EFFECT OF TERMINATION...............................25
      11.1  Initial Term....................................................25
      11.2  Renewal Terms...................................................26
            11.2.1  Non-renewal Rights of Manager...........................26
                  11.2.1.1  Manager's Put Right.............................26
                  11.2.1.2  Manager's Purchase Right........................26
            11.2.2  Non-renewal Rights of Sprint PCS........................27
                  11.2.2.1  Sprint PCS' Purchase Right......................27
                  11.2.2.2  Sprint PCS' Put Right...........................28
                  11.2.2.3  Extended Term Awaiting FCC Approval.............29
      11.3  Events of Termination...........................................29
            11.3.1  Termination of  License.................................29
            11.3.2  Breach of Agreement:  Payment of Money Terms............29
            11.3.3  Breach of Agreement:  Other Terms.......................29
            11.3.4  Regulatory Considerations...............................30
            11.3.5  Termination of Trademark License Agreements.............30
            11.3.6  Financing Considerations................................30
            11.3.7  Bankruptcy of a Party...................................30
      11.4  Effect of an Event of Termination...............................31
      11.5  Manager's Event of Termination Rights and Remedies..............33
            11.5.1  Manager's Put Right.....................................33
            11.5.2  Manager's Purchase Right................................34
            11.5.3  Manager's Action for Damages or Other Relief............35
      11.6  Sprint PCS' Event of Termination Rights and Remedies............35
            11.6.1  Sprint PCS' Purchase Right..............................35
            11.6.2  Sprint PCS' Put Right...................................36
            11.6.3  Sprint PCS' Right to Cause A Cure.......................36
            11.6.4  Sprint PCS' Action for Damages or Other Relief..........38
      11.7  Determination of Entire Business Value..........................39
            11.7.1  Appointment of Appraisers...............................39
            11.7.2  Manager's Operating Assets..............................39
            11.7.3  Entire Business Value...................................40
            11.7.4  Calculation of Entire Business Value....................40
      11.8  Closing Terms and Conditions....................................41
      11.9  Contemporaneous and Identical Application.......................41

12.  BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE.................41
      12.1  Books and Records...............................................41
            12.1.1  General.................................................41
            12.1.2  Audit...................................................41
            12.1.3  Contesting an Audit.  ..................................42
      12.2  Confidential Information........................................42
      12.3  Insurance.......................................................44
            12.3.1  General.................................................44
            12.3.2  Waiver of Subrogation...................................44
            12.3.3  Certificates of Insurance...............................44

13.  INDEMNIFICATION........................................................45
      13.1  Indemnification by Sprint PCS...................................45
      13.2  Indemnification by Manager......................................45
      13.3  Procedure.......................................................45
            13.3.1  Notice..................................................45
            13.3.2  Defense by Indemnitor...................................46
            13.3.3  Defense by Indemnitee...................................46
            13.3.4  Costs...................................................46

14.  DISPUTE RESOLUTION.....................................................47
      14.1  Negotiation.....................................................47
      14.2  Unable to Resolve...............................................47
      14.3  Attorneys and Intent............................................48
      14.4  Tolling of Cure Periods.........................................48

15.  REPRESENTATIONS AND WARRANTIES.........................................49
      15.1  Due Incorporation or Formation; Authorization of Agreements.....49
      15.2  Valid and Binding Obligation....................................49
      15.3  No Conflict; No Default.........................................49
      15.4  Litigation......................................................49

16.  REGULATORY COMPLIANCE..................................................50
      16.1  Regulatory Compliance...........................................50
      16.2  FCC Compliance..................................................50
      16.3  Marking and Lighting............................................52
      16.4  Regulatory Notices..............................................52
      16.5  Regulatory Policy-Setting Proceedings...........................52

17.  GENERAL PROVISIONS.....................................................53
      17.1  Notices.........................................................53
      17.2  Construction....................................................54
      17.3  Headings........................................................54
      17.4  Further Action..................................................54
      17.5  Counterpart Execution...........................................54
      17.6  Specific Performance............................................54
      17.7  Entire Agreement; Amendments....................................54
      17.8  Limitation on Rights of Others..................................55
      17.9  Waivers.........................................................55
            17.9.1  Waivers--General........................................55
            17.9.2  Waivers--Managers.......................................55
            17.9.3  Force Majeure...........................................55
      17.10 Waiver of Jury Trial............................................56
      17.11 Binding Effect..................................................56
      17.12 Governing Law...................................................56
      17.13 Severability....................................................56
      17.14 Limitation of Liability.........................................56
      17.15 No Assignment; Exceptions.......................................57
            17.15.1  General................................................57
            17.15.2  Assignment Right of Manager to Financial Lender........57
            17.15.3  Change of Control Rights...............................58
            17.15.4  Right of First Refusal.................................60
            17.15.5  Transfer of Sprint PCS Network.........................60
      17.16 Provision of Services by Sprint Spectrum........................61
      17.17 Number Portability..............................................61
      17.18 Disclaimer of Agency............................................61
      17.19 Independent Contractors.........................................61
      17.20 Expense.........................................................61
      17.21 General Terms...................................................61
      17.22 Conflicts with Other Agreements.................................62
      17.23 Announced Transaction...........................................62
      17.24 Additional Terms and Provisions.................................62
      17.25 Master Signature Page...........................................62



                      SPRINT PCS MANAGEMENT AGREEMENT

      This SPRINT PCS MANAGEMENT AGREEMENT is made June 8, 1998, between SPRINT SPECTRUM, a Delaware limited partnership, SPRINTCOM, INC., a Kansas corporation, and ROBERTS WIRELESS COMMUNICATIONS, L.L.C., a Missouri limited liability company (but not any Related Party) ("MANAGER"). THE DEFINITIONS FOR THIS AGREEMENT ARE SET FORTH ON THE ATTACHED "SCHEDULE OF DEFINITIONS."


                                  RECITALS

      A. Sprint Spectrum L.P., a Delaware limited partnership, SprintCom, Inc., a Kansas corporation, American PCS Communications, LLC, a Delaware limited liability company, PhillieCo Partners I, L.P., a Delaware limited partnership, and Cox Communications PCS, L.P., a Delaware limited partnership, hold and exercise, directly or indirectly, control over licenses to operate wireless services networks.

      B. The entity or entities named in Recital A that execute this agreement hold the Licenses for the areas identified on the Service Area Exhibit and are referred to in this agreement as "SPRINT PCS." Because this agreement addresses the rights and obligations of each license holder with respect to each of its Licenses, each reference in this agreement to "Sprint PCS" refers to the entity that owns, directly or indirectly, the License referred to in that particular instance or application of the provision of this agreement. If Sprint Spectrum does not own the License, it will provide on behalf of Sprint PCS most or all of the services required under this agreement to be provided by Sprint PCS.

      C. The Sprint PCS business was established to use the Sprint PCS Network, a nationwide wireless services network, to offer seamless, integrated voice and data services using wireless technology. Sprint PCS offers the services to customers under a single national brand.

      D. This agreement, therefore, includes provisions defining Manager's obligations with respect to:

      o  The design, construction and management of the Service Area
         Network;

      o Offering and promoting products and services designated by Sprint PCS as the Sprint PCS Products and Services of the Sprint PCS Network;

      o Adherence to Program Requirements established by Sprint PCS to ensure seamless interoperability throughout the Sprint PCS Network and uniform and consistent quality of product and service offerings;

      o Adherence to Customer Service Program Requirements established by Sprint PCS to ensure consistency in interactions with customers (including billing, customer care, etc.); and

      o Adherence to Program Requirements relating to the marketing, promotion and distribution of Sprint PCS Products and Services.

      E. Manager wishes to enter into this agreement to help construct, operate, manage and maintain for Sprint PCS a portion of the Sprint PCS Network in the Service Area. Sprint PCS has determined that permitting Manager to manage a portion of the Sprint PCS Network in accordance with the terms of this agreement will facilitate Sprint PCS' expansion of fully digital, wireless coverage under the License and will enhance the wireless service for customers of Sprint PCS.

      F. All managers of a portion of the business of Sprint PCS, including Manager, must construct facilities and operate in accordance with Program Requirements established by Sprint PCS with respect to certain aspects of the development and offering of wireless products and services and the presentation of the products and services to customers, to establish and operate the Sprint PCS Network successfully by providing seamless, integrated voice and data services, using wireless technology.


                                 AGREEMENT

      In consideration of the recitals and mutual covenants and agreements contained in this agreement, the sufficiency of which are hereby acknowledged, the parties, intending to be bound, agree as follows:


                                 1. MANAGER

      1.1   HIRING OF MANAGER.  Sprint PCS hires Manager:

            (a) to construct and manage the Service Area Network in compliance with the License and in accordance with the terms of this agreement;

            (b) to distribute continuously during the Term the Sprint PCS Products and Services and to establish distribution channels in the Service Area;

            (c) to conduct continually during the Term advertising and promotion activities in the Service Area (including mutual decisions to "go dark", with respect to advertising and promotion activities, for reasonable periods of time); and

            (d) to manage that portion of the customer base of Sprint PCS that has the NPA-NXX assigned to the Service Area Network.


      Sprint PCS has the right to unfettered access to the Service Area Network to be constructed by Manager under this agreement. The fee to be paid to Manager by Sprint PCS under Section 10 is for Manager's utilization of the Service Area Network, sales and marketing costs, management of the Service Area Network, and for all other obligations of Manager under this agreement.

      1.2 PROGRAM REQUIREMENTS. Manager must adhere to the Program Requirements established by Sprint PCS and as modified from time to time to ensure uniform and consistent operation of all wireless systems within the Sprint PCS Network and to present the Sprint PCS Products and Services to customers in a uniform and consistent manner under the Brands.

      1.3 VENDOR PURCHASE AGREEMENTS. Manager may participate in discounted volume-based pricing on wireless-related products and services and in the warranties Sprint PCS receives from its vendors, as is commercially reasonable and to the extent permitted by applicable procurement agreements (e.g., agreements related to network infrastructure equipment, subscriber equipment, interconnection, and collocation). Sprint PCS will use commercially reasonable efforts to obtain for managers the same price Sprint PCS receives from vendors; this does not prohibit Sprint PCS from entering into procurement agreements that do not provide managers with the Sprint PCS prices.

      Manager must purchase subscriber and infrastructure equipment from a Sprint PCS approved list of products, which will include a selection from a variety of manufacturers. Where required, the products must include proprietary software developed by the manufacturers for Sprint PCS to allow seamless interoperability in the Sprint PCS Network. Sprint PCS or the vendor may require Manager to execute a separate license agreement for the software prior to Manager's use of the software.

      Manager may only make purchases under this Section 1.3 for items to be used exclusively in the Service Area (e.g., Manager may not purchase base stations under a Sprint PCS contract for use in a system not affiliated with Sprint PCS).

      1.4 INTERCONNECTION. If Manager desires to interconnect a portion of the Service Area Network with another carrier and Sprint PCS can interconnect with that carrier at a lower rate, then to the extent permitted by applicable laws, tariffs and contracts, Sprint PCS may arrange for the interconnection under its agreements with the carrier and if it does so, Sprint PCS will bill the interconnection fees to Manager.

      1.5 SEAMLESSNESS. Manager will design and operate its systems, platforms, products and services in the Service Area and the Service Area Network so as to seamlessly interface them into the Sprint PCS Network.

      1.6 FORECASTING. Manager and Sprint PCS will work cooperatively to generate mutually acceptable forecasts of important business metrics including traffic volumes, handset sales, subscribers and Collected Revenue for the Sprint PCS Products and Services. The forecasts are for planning purposes only and do not constitute Manager's obligation to meet the quantities forecast.

      1.7 FINANCING. The construction and operation of the Service Area Network requires a substantial financial commitment by Manager. The manner in which Manager will finance the build-out of the Service Area Network and provide the necessary working capital to operate the business is described in detail on Exhibit 1.7. Manager will allow Sprint PCS an opportunity to review before filing any registration statement or prospectus or any amendment or supplement thereto before distributing any offering memorandum or amendment or supplement thereto, and agrees not to file or distribute any such document if Sprint PCS reasonably objects in writing on a timely basis to any portion of the document that refers to Sprint PCS, its Related Parties, their respective businesses, this agreement or the Services Agreement.

      1.8 ETHICAL CONDUCT AND RELATED COVENANTS. Each party must perform its obligations under this agreement in a diligent, legal, ethical, and professional manner.


                          2. BUILD-OUT OF NETWORK

      2.1 BUILD-OUT PLAN. Manager will build-out the Service Area Network in the Service Area in accordance with a Build-out Plan. Sprint PCS and Manager will jointly develop each Build-out Plan, except Sprint PCS must approve the final Build-out Plan. Manager will report to Sprint PCS its performance regarding the critical milestones included in the Build-out Plan on a periodic basis as mutually agreed to by the parties, but no less frequently than quarterly. The Build-out Plan and the Service Area Network as built must comply with Sprint PCS Program Requirements and federal and local regulatory requirements.

      Any modifications, additions or expansions to a Build-out Plan will be subject to prior written approval by Sprint PCS. The Build-out Plan in effect as of the date of this agreement is attached as Exhibit 2.1. Each new or amended Build-out Plan will also become part of Exhibit 2.1.

      2.2 COMPLIANCE WITH REGULATORY RULES. During the build-out of the Service Area Network, Sprint PCS authorizes Manager to make all filings with regulatory authorities regarding the build-out, including filings with the Federal Aviation Administration, environmental authorities, and historical districts. Manager may further delegate its duty under this
Section 2.2 to a qualified site acquisition company. Manager must ensure that a copy of every filing is given to Sprint PCS. Manager must ensure that Sprint PCS is notified in writing of any contact by a regulatory agency including the FCC with Manager or Manager's site acquisition company regarding any filing. Sprint PCS has the right to direct any proceeding, inquiry, dispute, appeal or other activity with a regulatory or judicial authority regarding any filing made on behalf of Sprint PCS. Manager will amend, modify, withdraw, refile and otherwise change any filing as Sprint PCS requires. Notwithstanding the preceding sentences in this Section 2.2, and in conjunction with Section 16, Sprint PCS is solely responsible for making any and all filings with the FCC regarding the build-out. Manager will notify Sprint PCS of any activity, event or condition related to the build-out that might require an FCC filing.

      2.3 EXCLUSIVITY OF SERVICE AREA. Manager will be the only person or entity that is a manager or operator for Sprint PCS with respect to the Service Area and neither Sprint PCS nor any of its Related Parties will own, operate, build or manage another wireless mobility communications network in the Service Area so long as this agreement remains in full force and effect and there is no Event of Termination that has occurred giving Sprint PCS the right to terminate this agreement, except that:

            (a) Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area through the Sprint PCS National Accounts Program Requirements and Sprint PCS National or Regional Distribution Program Requirements;

            (b) A reseller of Sprint PCS Products and Services may sell its products and services in the Service Area;

            (c) Sprint PCS may build-out and sell Sprint PCS Products and Services in a New Area, or permit a third party to do so, if Manager has chosen not to build-out the New Area; and

            (d) Sprint PCS and its Related Parties may engage in the activities described in Sections 2.4(a) and 2.4(b) with Manager in the geographic areas within the Service Area in which one of them owns an incumbent local exchange carrier as of the date of this agreement.

      2.4 RESTRICTION. In geographic areas within the Service Area in which Sprint PCS or any of its Related Parties owns an incumbent local exchange carrier as of the date of this agreement, Manager must not offer any Sprint PCS Products or Services specifically designed for the competitive local exchange market ("FIXED WIRELESS LOCAL LOOP"), except that:

            (a) Manager may designate the local exchange carrier that is a Related Party of Sprint to be the exclusive distributor of the fixed wireless local loop product in the territory served by the local exchange carrier, even if a portion of its territory is within the Service Area; or

            (b) Manager may sell the fixed wireless local loop product under the terms and conditions specified by Sprint PCS (e.g., including designation by Sprint PCS of an exclusive distribution agent for the territory).

This restriction exists with respect to a particular geographic area only so long as Sprint PCS or its Related Party owns such incumbent local exchange carrier.

      Nothing in this Section 2.4 prohibits Manager from offering Sprint PCS Products and Services primarily designed for mobile functionality. The restricted markets as of the date of this agreement are set forth on
Exhibit 2.4.

      2.5 MANAGER'S RIGHT OF FIRST REFUSAL FOR NEW AREA BUILD-OUT. Sprint PCS grants to Manager the right of first refusal to build-out New Areas. Sprint PCS will give to Manager a written notice of a New Area within the Service Area that Sprint PCS decides should be built-out. Manager must communicate to Sprint PCS within 90 days after receipt of the notice whether it will build-out the New Area, otherwise Manager's right of first refusal terminates with regard to the New Area described in the notice.

      If Manager decides to build-out the New Area then Manager and Sprint PCS will diligently negotiate and execute an amendment to the Build-out Plan and proceed as set forth in Sections 2.1 and 2.2. The amended Build-out Plan will contain critical milestones that provide Manager a commercially reasonable period in which to implement coverage in the New Area. In determining what constitutes a "commercially reasonable period" as used in this paragraph, the parties will consider several factors, including local zoning processes and other legal requirements, weather conditions, equipment delivery schedules, the need to arrange additional financing, and other construction already in progress by the Manager. Manager will construct and operate the network in the New Area in accordance with the terms of this agreement.

      If Manager declines to exercise its right of first refusal or Manager fails to build-out the New Area in accordance with the amended Build-out Plan then Sprint PCS may construct the New Area itself or allow a Sprint PCS Related Party or an Other Manager to construct the New Area. Sprint PCS has the right, in a New Area that it constructs or that is constructed by a third party, to manage the network, allow a Sprint PCS Related Party to manage the network, or hire a manager to operate the network in the New Area. Any New Area that Sprint PCS or a third party builds-out is deemed removed from the Service Area and the Service Area Exhibit is deemed amended to reflect the change in the Service Area. If Manager does not exercise its right of first refusal with respect to a New Area, Manager's right of first refusal does not terminate with respect to the remainder of the Service Area.

      2.6 PURCHASE OF ASSETS BY MANAGER. If Sprint PCS has assets located in the Service Area that Manager could reasonably use in its construction of the Service Area Network and if Sprint PCS is willing to sell such assets, then Manager agrees to purchase from Sprint PCS and Sprint PCS agrees to sell to Manager the assets in accordance with the terms and conditions of the asset purchase agreement attached as Exhibit 2.6.

      2.7 MICROWAVE RELOCATION. Sprint PCS will relocate interfering microwave sources in the spectrum in the Service Area to the extent necessary to permit the Service Area Network to carry the anticipated call volume as set out in the Build-out Plan. If the spectrum cleared is not sufficient to carry the actual call volume then Sprint PCS will clear additional spectrum of its choosing to accommodate the call volume. Sprint PCS may choose to clear spectrum one carrier at a time. The parties will share equally all costs associated with clearing spectrum under this
Section 2.7.

      2.8 DETERMINATION OF POPS. If any provision in this agreement requires the determination of pops in a given area, then the pops will be determined using the census block group pop forecast then used by Sprint PCS, except that a different forecast will be used for any FCC filing and in preparing the Build-out Plan if required by the FCC. Sprint PCS presently uses the forecast of Equifax/NDS, but it may choose in its sole discretion to use another service that provides comparable data.

                   3. PRODUCTS AND SERVICES; IXC SERVICES

      3.1 SPRINT PCS PRODUCTS AND SERVICES. Manager must offer for sale, promote and support all Sprint PCS Products and Services within the Service Area, unless the parties otherwise agree in advance in writing. Within the Service Area, Manager may only sell, promote and support wireless products and services that are Sprint PCS Products and Services or are other products and services authorized under Section 3.2. The Sprint PCS Products and Services as of the date of this agreement are attached as Exhibit 3.1. Sprint PCS may modify the Sprint PCS Products and Services from time to time in its sole discretion by delivering to Manager a new Exhibit 3.1.

      3.2 OTHER PRODUCTS AND SERVICES. Manager may offer wireless products and services that are not Sprint PCS Products and Services, on the terms Manager determines, if the offer of the additional products and services:

            (a) does not violate the obligations of Manager under this agreement;

            (b) does not cause distribution channel conflict with or consumer confusion regarding Sprint PCS' regional and national offerings of Sprint PCS Products and Services;

            (c) complies with the Trademark License Agreements; and

            (d) does not materially impede the development of the Sprint PCS Network.

      Manager will not offer any products or services under this Section
3.2 that are confusingly similar to Sprint PCS Products and Services. Manager must request that Sprint PCS determine whether Sprint PCS considers a product or service to be confusingly similar to any Sprint PCS Products and Services by providing advance written notice to Sprint PCS that describes those products and services that could be interpreted to be confusingly similar to Sprint PCS Products and Services. If Sprint PCS fails to provide a response to Manager within 30 days after receiving the notice, then the products and services are deemed to create confusion with the Sprint PCS Products and Services and the request therefore rejected. In rejecting any request Sprint PCS must provide the reasons for the rejection. If the rejection is based on Sprint PCS' failure to respond within 30 days and Manager requests an explanation for the deemed rejection, then Sprint PCS must provide within 30 days the reasons for the rejection.

      3.3 CROSS-SELLING WITH SPRINT. Manager and Sprint and Sprint's Related Parties may enter into arrangements to sell Sprint's services, including long distance service (except those long distance services governed by Section 3.4), Internet access, customer premise equipment, prepaid phone cards, and any other services that Sprint or its Related Parties make available from time to time. Sprint's services may be packaged with the Sprint PCS Products and Services.

      If Manager chooses to resell the long distance services, Internet access or competitive local telephony services including prepaid phone cards, of third parties (other than Manager's Related Parties), Manager will give Sprint the right of last offer to provide those services on the same terms and conditions as the offer to which Manager is prepared to agree, subject to the terms of any existing agreements Manager was subject to prior to execution of this agreement.

      Within the Service Area, Manager will facilitate sales by Sprint of the Sprint PCS Products and Services, including the packaging of wireless, local exchange and other products and services with Sprint products and services.

      3.4 IXC SERVICES. Manager must purchase from Sprint long distance telephony services for the Sprint PCS Products and Services at wholesale rates. Long distance telephone calls are those calls between the local calling area for the Service Area Network and areas outside the local calling area. The local calling area will be defined by mutual agreement of Sprint PCS and Manager. If the parties cannot agree on the extent of the local calling area they will resolve the matter through the dispute resolution process in Section 14. Any arrangement must have terms at least as favorable to Manager (in all material respects) as those offered by Sprint to any wholesale customer of Sprint in comparable circumstances (taking into consideration volume, traffic patterns, etc.). If Manager is bound by an agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this Section 3.4 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.4 do apply.

      3.5   RESALE OF PRODUCTS AND SERVICES

            3.5.1 MANDATORY RESALE OF PRODUCTS AND SERVICES. Sprint PCS must, under FCC rules, permit Sprint PCS' service plans to be resold by a purchaser of the service plan. Sprint PCS will not grant the purchaser of a service plan the right to use any of the support services offered by Sprint PCS, including customer care, billing, collection, and advertising, nor the right to use the Brands. The reseller only has the right to use the service purchased. Consequently, Manager agrees not to interfere with any purchaser of the Sprint PCS Products or Services who resells the service plans in accordance with this agreement and applicable law. Manager will notify purchaser that the purchaser does not have a right to use the Brands or Sprint PCS' support services. In addition, Manager will notify Sprint PCS if it reasonably believes a reseller of retail service plans is using the support services or Brands.

            3.5.2 VOLUNTARY RESALE OF PRODUCTS AND SERVICES. Sprint PCS may choose to offer a resale product under which resellers will resell Sprint PCS Products and Services under brand names other than the Brands, except Sprint PCS may permit the resellers to use the Brands for limited purposes related to the resale of Sprint PCS Products and Services (e.g., to notify people that the handsets of the resellers will operate on the Sprint PCS Network). The resellers may also provide their own support services (e.g., customer care and billing) or may purchase the support services from Sprint PCS. If Sprint PCS chooses to offer a voluntary resale product, it will adopt a program that will be a Program Requirement under this agreement and that addresses the manner in which Manager and Other Managers interact with the resellers. Sprint PCS will discuss such program with Manager during development.

      Manager must not sell Sprint PCS Products and Services for resale unless Sprint PCS consents to such sales in advance in writing, except as required under the regulations and rules concerning mandatory resale.

      3.6 NON-COMPETITION. Neither Manager nor any of its Related Parties may offer Sprint PCS Products and Services outside of the Service Area without the prior written approval of Sprint PCS.

      Within the Service Area, Manager and Related Parties may offer, market or promote telecommunications products or services only under the following brands:

            (a)   products or services with the Brands;

            (b) other products and services approved under Section 3.2, except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager's Related Parties on these products and services;

            (c)   products or services with Manager's brand; or

            (d)   products or services with the brands of Manager's Related
Parties,

except no brand of a significant competitor of Sprint PCS or its Related Parties in the telecommunications business may be used by Manager's Related Parties on these products and services.

      If Manager or any of its Related Parties has licenses to provide broadband personal communication services outside the Service Area, neither Manager nor such Related Party may utilize the spectrum to offer Sprint PCS Products and Services without prior written consent from Sprint PCS. Additionally, when Manager's customers from inside the Service Area travel or roam to other geographic areas, Manager will route the customers' calls, both incoming and outgoing, according to the Sprint PCS Network Roaming and Inter Service Area Program Requirements, without regard to any wireless networks operated by Manager or its Related Parties. For example, Manager will program the preferred roaming list for handsets sold in the Service Area to match the Sprint PCS preferred roaming list.

      3.7 RIGHT OF LAST OFFER. Manager will offer to Sprint the right to make to Manager the last offer to provide backhaul and transport services for call transport for the Service Area Network, if Manager decides to use third parties for backhaul and transport services rather than self-provisioning the services or purchasing the services from Related Parties of Manager. Sprint will have a reasonable time to respond to Manager's request for last offer to provide backhaul and transport pricing and services, which will be no greater than 5 Business Days after receipt of the request for the services and pricing from Manager.

      If Manager has an agreement in effect as of the date of this agreement for these services and the agreement was not made in anticipation of this agreement, then the requirements of this Section 3.7 do not apply during the term of the other agreement. If the other agreement terminates for any reason then the requirements of this Section 3.7 do apply.


                     4. MARKETING AND SALES ACTIVITIES

      4.1 SPRINT PCS NATIONAL OR REGIONAL DISTRIBUTION PROGRAM REQUIREMENTS. During the term of this agreement, Manager must participate in any Sprint PCS National or Regional Distribution Program (as in effect from time to time), and will pay or receive compensation for its participation in accordance with the terms and conditions of that program. The Sprint PCS National or Regional Distribution Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.1.

            4.1.1 TERRITORIAL LIMITATIONS ON MANAGER'S DISTRIBUTION ACTIVITIES. Neither Manager nor any of its Related Parties will market, sell or distribute Sprint PCS Products and Services outside of the Service Area, except:

            (a) as otherwise agreed upon by the parties in advance in writing; or

            (b) Manager may place advertising in media that has distribution outside of the Service Area, so long as that advertising is intended by Manager to reach primarily potential customers within the Service Area.

      Manager may establish direct local distribution programs in accordance with the Sprint PCS Distribution Program Requirements, subject to the terms and conditions of the Trademark License Agreements and the non-competition and other provisions contained in this agreement.

            4.1.2 SETTLEMENT OF EQUIPMENT SALES. Sprint PCS will establish a settlement policy and process that will be included in the Sprint PCS National or Regional Distribution Program Requirements to:

            (a) reconcile sales of subscriber equipment made in the service areas of Sprint PCS or Other Managers of Sprint PCS, that result in activations in the Service Area; and

            (b) reconcile sales of subscriber equipment made in the Service Area that result in activations in service areas of Sprint PCS or Other Managers.

      In general, the policy will provide that the party in whose service area the subscriber equipment is activated will be responsible for the payment of any subsidy (i.e., the difference between the price paid to the manufacturer and the suggested retail price for direct channels and the difference between the price paid to the manufacturer and the wholesale price for third party retailers) and for other costs associated with the sale, including logistics, inventory carrying costs, direct channel commissions and other retailer compensation.

            4.1.3 USE OF THIRD-PARTY DISTRIBUTORS. Manager may request that Sprint PCS and a local distributor enter into Sprint PCS' standard distribution agreement regarding the purchase from Sprint PCS of handsets and accessories. Sprint PCS will use commercially reasonable efforts to reach agreement with the local distributor. Sprint PCS may refuse to enter into a distribution agreement with a distributor for any reasonable reason, including that the distributor fails to pass Sprint PCS' then current credit and background checks or the distributor fails to agree to the standard terms of the Sprint PCS distribution agreement. Any local distributor will be subject to the terms of the Trademark License Agreements or their equivalent. Manager will report to Sprint PCS the activities of any local distributor that Manager believes to be in violation of the distribution agreement.

      4.2 SPRINT PCS NATIONAL ACCOUNTS PROGRAM REQUIREMENTS. During the term of this agreement, Manager must participate in the Sprint PCS National Accounts Program (as in effect from time to time), and will be entitled to compensation for its participation and will be required to pay the expenses of the program in accordance with the terms and conditions of that program. The Sprint PCS National Accounts Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.2.

      4.3 SPRINT PCS ROAMING AND INTER SERVICE AREA PROGRAM REQUIREMENTS. Manager will participate in the Sprint PCS Roaming and Inter Service Area Program established and implemented by Sprint PCS, including roaming price plans and inter-carrier settlements. The Sprint PCS Roaming and Inter Service Area Program Requirements in effect as of the date of this agreement are attached as Exhibit 4.3.

      As part of the Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS will establish a settlement policy and process to equitably distribute between the members making up the Sprint PCS Network (i.e., Sprint PCS, Manager and all Other Managers) the revenues received by one member for services used by its customers when they travel into other members' service areas.

      4.4 PRICING. Manager will offer and support all Sprint PCS pricing plans designated for regional or national offerings of Sprint PCS Products and Services (e.g., national inter service area rates, regional home rates, and local price points). The Sprint PCS pricing plans as of the date of this agreement are attached as Exhibit 4.4. Sprint PCS may modify the Sprint PCS pricing plans from time to time in its sole discretion by delivering to Manager a new Exhibit 4.4.

      Additionally, with prior approval from Sprint PCS, which approval will not be unreasonably withheld, Manager may establish price plans for Sprint PCS Products and Services that are only offered in its local market, subject to:

            (a) the non-competition and other provisions contained in this agreement;

            (b) consistency with regional and national pricing plans;

            (c) regulatory requirements; and

            (d) capability and cost of implementing rate plans in Sprint PCS systems (if used).

      Manager must provide advance written notice to Sprint PCS with details of any pricing proposal for Sprint PCS Products or Services in the Service Area. If Sprint PCS fails to respond to Manager within 20 days after receiving such notice, then the price proposed for those Sprint PCS Products or Services is deemed approved.

      At the time Sprint PCS approves a pricing proposal submitted by Manager, Sprint PCS will provide Manager an estimate of the costs and expenses Sprint PCS will incur to implement the proposed pricing plan. Manager agrees to promptly reimburse Sprint PCS for any cost or expense incurred by Sprint PCS to implement such a pricing plan, which will not exceed the amount estimated by Sprint PCS if Manager waited for Sprint PCS' response to Manager's proposal.

      4.5 HOME SERVICE AREA. Sprint PCS and Manager will agree to the initial home service area for each base station in the Service Area Network prior to the date the Service Area Network goes into commercial operation. If the parties cannot agree to the home service area for each base station in the Service Area Network, then the parties will use the dispute resolution process in Section 14 of this agreement to assign each base station to a home service area.


                              5. USE OF BRANDS

      5.1   USE OF BRANDS.

            (a) Manager must enter into the Trademark License Agreements on or before the date of this agreement.

            (b) Manager must use the Brands exclusively in the marketing, promotion, advertisement, distribution, lease or sale of any Sprint PCS Products and Services within the Service Area, except Manager may use other brands to the extent permitted by the Trademark License Agreements and not inconsistent with the terms of this agreement.

            (c) Neither Manager nor any of its Related Parties may market, promote, advertise, distribute, lease or sell any of the Sprint PCS Products and Services or Manager's Products and Services on a non-branded, "private label" basis or under any brand, trademark, trade name or trade dress other than the Brands, except (i) for sales to resellers required under this agreement, or (ii) as permitted under the Trademark License Agreements.

            (d) The provisions of this Section 5.1 do not prohibit Manager from including Sprint PCS Products and Services under the Brands within the Service Area as part of a package with its other products and services that bear a different brand or trademark. The provisions of this Section 5.1 do not apply to the extent that they are inconsistent with applicable law or in conflict with the Trademark License Agreements.

      5.2 CONFORMANCE TO MARKETING COMMUNICATIONS GUIDELINES. Manager must conform to the Marketing Communications Guidelines in connection with the marketing, promotion, advertisement, distribution, lease and sale of any of the Sprint PCS Products and Services. The Marketing Communications Guidelines in effect as of the date of this agreement have been provided to Manager. Sprint and Sprint Spectrum may amend the Marketing Communications Guidelines from time to time in accordance with the terms of the Trademark License Agreements.

      5.3   JOINT MARKETING WITH THIRD PARTIES.

            (a) Manager may engage in various joint marketing activities (e.g., promotions with sports teams and entertainment providers or tournament sponsorships) with third parties in the Service Area from time to time during the term of this agreement with respect to the Sprint PCS Products and Services, except that Manager may engage in the joint marketing activities only if the joint marketing activities:

                  (i) Are conducted in accordance with the terms and conditions of the Trademark License Agreements and the Marketing Communications Guidelines;

                  (ii) Do not violate the terms of this agreement;

                  (iii) Are not likely (as determined by Sprint PCS, in its sole discretion) to cause confusion between the Brands and any other trademark or service mark used in connection with the activities;

                  (iv) Are not likely (as determined by Sprint, in its sole discretion) to cause confusion between the Sprint Brands and any other trademark or service mark used in connection with the activities; and

                  (v) Are not likely (as determined by Sprint PCS, in its sole discretion) to give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements. Manager will not engage in any activity that includes co-branding involving use of the Brands (that is, the marketing, promotion, advertisement, distribution, lease or sale of any of the Sprint PCS Products and Services under the Brands and any other trademark or service mark), except as provided in the Trademark License Agreements.

            (b) Manager must provide advance written notice to Sprint PCS describing those joint marketing activities that may:

                  (i) cause confusion between the Brands and any other trademark or service mark used in connection with the proposed activities; or

                  (ii) give rise to the perception that the Sprint PCS Products and Services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

            (c) If Sprint PCS fails to provide a response to Manager within 20 days after receiving such notice, then the proposed activities are deemed, as the case may be:

                  (i) not to create confusion between the Brands and any other trademark or service mark; or

                  (ii) not to give rise to the perception that Manager's products and services are being advertised, marketed or promoted under any trademark or service mark other than the Brands, except as provided in the Trademark License Agreements.

      5.4 PRIOR APPROVAL OF USE OF BRANDS. Manager must obtain advance written approval from Sprint for use of the Sprint Brands to the extent required by the Sprint Trademark License Agreement and from Sprint PCS for use of the Sprint PCS Brands to the extent required by the Sprint PCS Trademark License Agreement. Sprint PCS will use commercially reasonable efforts to facilitate any review of Manager's use of the Brands, if Sprint PCS is included in the review process.

      5.5 DURATION OF USE OF BRAND. Manager is entitled to use the Brands only during the term of the Trademark License Agreements and any transition period during which Manager is authorized to use the Brands following their termination.


                        6. ADVERTISING AND PROMOTION

      6.1 NATIONAL ADVERTISING AND PROMOTION. Sprint PCS is responsible for
(a) all national advertising and promotion of the Sprint PCS Products and Services, including the costs and expenses related to national advertising and promotions, and (b) all advertising and promotion of the Sprint PCS Products and Services in the markets where Sprint PCS operates without the use of a Manager.

      6.2 IN-TERRITORY ADVERTISING AND PROMOTION. Manager must advertise and promote the Sprint PCS Products and Services in the Service Area (and may do so in the areas adjacent to the Service Area so long as Manager intends that such advertising or promotion primarily reach potential customers within the Service Area). Manager must advertise and promote the Sprint PCS Products and Services in accordance with the terms and conditions of this agreement, the Trademark License Agreements and the Marketing Communication Guidelines. Manager is responsible for the costs and expenses incurred by Manager with respect to Manager's advertising and promotion activities in the Service Area.

      Manager will be responsible for a portion of the cost of any promotion or advertising done by third party retailers in the Service Area (e.g., Best Buy) in accordance with any cooperative advertising arrangements based on per unit handset sales.

      Sprint PCS has the right to use in any promotion or advertising done by Sprint PCS any promotion or advertising materials developed by Manager from time to time with respect to the Sprint PCS Products and Services. Sprint PCS will reimburse Manager for the reproduction costs related to such use.

      Sprint PCS will make available to Manager the promotion or advertising materials developed by Sprint PCS from time to time with respect to Sprint PCS Products and Services in current use by Sprint PCS (e.g., radio ads, television ads, design of print ads, design of point of sale materials, retail store concepts and designs, design of collateral). Manager will bear the cost of using such materials (e.g., cost of local radio and television ad placements, cost of printing collateral in quantity, and building out and finishing retail stores).

      6.3 REVIEW OF ADVERTISING AND PROMOTION CAMPAIGNS. Sprint PCS and Manager will jointly review the upcoming marketing and promotion campaigns of Manager with respect to Sprint PCS Products and Services (including advertising and promotion expense budgets) and will use good faith efforts to coordinate Manager's campaign with Sprint PCS' campaign to maximize the market results of both parties. Sprint PCS and Manager may engage in cooperative advertising or promotional activities during the term of this agreement as the parties may agree in writing.

      6.4 PUBLIC RELATIONS. If Manager conducts local public relations efforts, then Manager must conduct the local public relations efforts consistent with the Sprint PCS Communications Policies. The Sprint PCS Communications Policies as of the date of this agreement are attached as
Exhibit 6.4. Sprint PCS may modify the Sprint PCS Communications Policies from time to time by delivering to Manager a new Exhibit 6.4.


                7. SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS

      7.1   CONFORMANCE TO SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS.

            (a) Manager must meet or exceed the Sprint PCS Technical Program Requirements established by Sprint PCS from time to time for the Sprint PCS Network. Manager will be deemed to meet the Sprint PCS Technical Program Requirements if:

                  (i) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Sprint PCS Technical Program Requirements; or

                  (ii) Sprint PCS is responsible under the Services Agreement to ensure the Service Area Network complies with the Sprint PCS Technical Program Requirements.

            (b) Manager must demonstrate to Sprint PCS that Manager has complied with the Sprint PCS Technical Program Requirements prior to connecting the Service Area Network to the rest of the Sprint PCS Network. Once the Service Area Network is connected to the Sprint PCS Network, Manager must continue to comply with the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the Sprint PCS Technical Program Requirements adopted for Manager will be the same Sprint PCS Technical Program Requirements applied by Sprint PCS to the Sprint PCS Network.

      7.2 ESTABLISHMENT OF SPRINT PCS TECHNICAL PROGRAM REQUIREMENTS. Sprint PCS has delivered to Manager a copy of the current Sprint PCS Technical Program Requirements, attached as Exhibit 7.2. Sprint PCS drafted the Sprint PCS Technical Program Requirements to ensure a minimum, base-line level of quality for the Sprint PCS Network. The Sprint PCS Technical Program Requirements include standards relating to voice quality, interoperability, consistency (seamlessness) of coverage, RF design parameters, system design, capacity, and call blocking ratio. Sprint PCS has selected code division multiple access as the initial air interface technology for the Sprint PCS Network (subject to change in accordance with Section 7.3).

      7.3 HANDOFF TO ADJACENT NETWORKS. If technically feasible and commercially reasonable, Manager will operate the Service Area Network in a manner that permits a seamless handoff of a call initiated on the Service Area Network to any adjacent PCS network that is part of the Sprint PCS Network, as specified in the Sprint PCS Technical Program Requirements. Sprint PCS agrees that the terms and conditions for seamless handoffs adopted for the Service Area Network will be the same as the terms Sprint PCS applies to the other parts of the Sprint PCS Network for similar configurations of equipment.


            8. SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS

      8.1 COMPLIANCE WITH SPRINT PCS CUSTOMER SERVICE PROGRAM REQUIREMENTS. Manager must comply with the Sprint PCS Customer Service Program
Requirements in providing the Sprint PCS Products and Services to any customer of Manager, Sprint PCS or any Sprint PCS Affiliate. Manager will be deemed to meet the standards if:

            (a) Manager operates the Service Area Network at a level equal to or better than the lower of the Operational Level of Sprint PCS or the operational level contemplated by the Program Requirements; or

            (b) Manager has delegated to Sprint PCS under the Services Agreement responsibility to ensure the Service Area Network complies with the Sprint PCS Customer Service Standards.

      Sprint PCS has delivered to Manager a copy of the Sprint PCS Customer Service Standards, which are attached as Exhibit 8.1.


                     9. SPRINT PCS PROGRAM REQUIREMENTS

      9.1 PROGRAM REQUIREMENTS GENERALLY. This agreement contains numerous references to Sprint PCS National and Regional Distribution Program Requirements, Sprint PCS National Accounts Program Requirements, Sprint PCS Roaming and Inter Service Area Program Requirements, Sprint PCS Technical Program Requirements and Sprint PCS Customer Service Program Requirements. Sprint PCS may unilaterally amend from time to time in the manner described in Section 9.2 all Program Requirements, guidelines and policies mentioned in this agreement. The most current version of the requirements programs, guidelines and policies mentioned in the first sentence of this Section 9.1 have been provided to Manager.

      9.2 AMENDMENTS TO PROGRAM REQUIREMENTS. Sprint PCS may amend any of the Sprint PCS Program Requirements, subject to the following conditions:

            (a) The applicable Program Requirements, as amended, will apply equally to Manager, Sprint PCS and each Other Manager, except if Manager and Sprint PCS agree otherwise or if Sprint PCS grants a waiver to Manager. Sprint PCS may grant waivers to Other Managers without affecting Manager's obligation to comply with the Program Requirements;

            (b) Each amendment will be reasonably required to fulfill the purposes set forth in Section 1.2 with respect to uniform and consistent operations of the Sprint PCS Network and the presentation of Sprint PCS Products and Services to customers in a uniform and consistent manner;

            (c) Each amendment will otherwise be on terms and conditions that are commercially reasonable with respect to the construction, operation and management of the Sprint PCS Network. With respect to any amendment to Program Requirements, Sprint PCS may provide for reasonable transition periods and, where appropriate, grandfathering provisions for existing activities by Manager that were permitted under the applicable Program Requirements before the amendment;

            (d) Sprint PCS must give Manager reasonable, written notice of the amendment, but in any event the notice will be given at least 30 days prior to the effective date of the amendment; and

            (e) Manager must implement any changes in the Program Requirements within a commercially reasonable period of time unless otherwise consented to by Sprint PCS. Sprint PCS will determine what constitutes a commercially reasonable period of time taking into consideration relevant business factors, including the strategic significance of the changes to the Sprint PCS Network, the relationship of the changes to the yearly marketing cycle, and the financial demands on and capacity generally of Other Managers. Notwithstanding the preceding two sentences, Manager will not be required to implement any change in the Service Area Network or the business of Manager required by an amendment to a Program Requirement until Sprint PCS has implemented the required changes in substantially all of that portion of the Sprint PCS Network that Sprint PCS operates without the use of a manager, unless the amendment to the Program Requirement relates to an obligation regarding the Service Area Network mandated by law. When necessary for reasons related to new technical standards, new equipment or strategic reasons, Sprint PCS can require Manager to implement the changes in the Service Area Network or Manager's business concurrently with Sprint PCS, in which case Sprint PCS will reimburse Manager for its costs and expenses if Sprint PCS discontinues the Program Requirement changes prior to implementation.

      Sprint PCS may grant Manager appropriate waivers and variances from the requirements of any Program Requirements. Sprint PCS has the right to adopt any Program Requirements that implement any obligation regarding the Service Area Network mandated by law.

      Any costs and expenses incurred by Manager in connection with conforming to any change to the Program Requirements during the term of this agreement are the responsibility of Manager.

      9.3 MANAGER'S RIGHT TO REQUEST REVIEW OF CHANGES. If Sprint PCS announces a change to a Program Requirement that will:

            (a) cause the Manager to spend an additional amount greater than 5% of Manager's shareholder's equity or capital account plus Manager's long-term debt (i.e., notes that mature more than one year from the date issued), as reflected on Manager's books; or

            (b) cause the long term operating expenses of Manager on a per unit basis using a 10-year time frame to increase by more than 10% on a net present value basis,

then Manager may give Sprint PCS a written notice requesting Sprint PCS to reconsider the change.

      The Sprint PCS Vice President or the designee of the Sprint PCS Chief Officer in charge of the group that manages the Sprint PCS relationship with Manager will review Manager's request. If after the review and decision by the Vice President, Manager is still dissatisfied, then Manager may ask that the Chief Officer to whom the Vice President reports review the matter. If Sprint PCS still requires Manager to implement the change to the Program Requirement, then upon Manager's failure to implement the change Sprint PCS will have the rights under Section 11.

      9.4 SPRINT PCS' RIGHT TO IMPLEMENT CHANGES. If Manager requests Sprint PCS to reconsider a change to a Program Requirement as permitted under Section 9.3 and Sprint PCS decides it will not require Manager to make the change, Sprint PCS may, but is not required to, implement the change at Sprint PCS' expense, in which event Manager will be required to operate the Service Area Network, as changed, but Sprint PCS will be entitled to any revenue derived from the change.

      9.5 RIGHTS OF INSPECTION. Sprint PCS and its authorized agents and representatives may enter upon the premises of any office or facility operated by or for Manager at any time, with reasonable advance notice to Manager if possible, to inspect, monitor and test in a reasonable manner the Service Area Network, including the facilities, equipment, books and records of Manager, to ensure that Manager has complied or is in compliance with all covenants and obligations of Manager under this agreement, including Manager's obligation to conform to the Program Requirements. The inspection, monitoring and testing may not disrupt the operations of the office or facility, nor impede Manager's access to the Service Area Network.


      9.6 MANAGER'S RESPONSIBILITY TO INTERFACE WITH SPRINT PCS. Manager will use platforms fully capable of interfacing with the Sprint PCS platforms in operating the Service Area Network and in providing Sprint PCS Products and Services. Manager will pay the expense of making its platforms fully capable of interfacing with Sprint PCS, including paying for the following:

                  (i)   Connectivity;

                  (ii) Any changes that Manager requests Sprint PCS to make to Sprint PCS systems to interconnect with Manager's systems that Sprint PCS, in its sole discretion, agrees to make;

                  (iii) Equipment to run Manager's software;

                  (iv)  License fees for Manager's software; and

                  (v)   Manager upgrades or changes to its platforms.


                                  10. FEES

      10.1  FEES AND PAYMENTS.

            10.1.1 FEE BASED ON COLLECTED REVENUE. Sprint PCS will pay to Manager a weekly fee equal to 92% of Collected Revenues for the week for:
(a) utilization of the Service Area Network; (b) sales and marketing costs;
(c) Manager's management of the Service Area Network; and (d) all other obligations of Manager under this Agreement. The fee will be due on Thursday of the week following the week for which the fee is calculated.

            10.1.2 PAYMENT OF UNIVERSAL SERVICE FUNDS. Sprint PCS and Manager will share any federal and state subsidy funds (e.g., payments by a state of universal service fund subsidies to Sprint PCS or Manager), if any, received by Sprint PCS or Manager for customers who reside in the portion of the Service Area served by the Service Area Network. Manager is entitled to 92% of any amount received by either party and Sprint PCS is entitled to 8% of such amounts.

            10.1.3 INTER SERVICE AREA FEES. Sprint PCS will pay to Manager monthly a fee as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer of Sprint PCS or one of the Other Managers whose NPA-NXX is not assigned to the Service Area Network uses the Service Area Network. Manager will pay to Sprint PCS a fee, as set out in the Sprint PCS Roaming and Inter Service Area Program, for each minute of use that a customer whose NPA-NXX is assigned to the Service Area Network uses a portion of the Sprint PCS Network other than the Service Area Network. Manager acknowledges that the manner in which the NPA-NXX is utilized could change, which will require a modification in the manner in which the inter service area fees, if any, will be calculated.

            10.1.4 INTERCONNECT FEES. Manager will pay to Sprint PCS (or to other carriers as appropriate) monthly the interconnect fees, if any, as provided under Section 1.4.

            10.1.5 OUTBOUND ROAMING FEES. If not otherwise provided under any Program Requirement:

            (a) Sprint PCS will pay to Manager monthly the amount of Outbound Roaming fees that Sprint PCS collects for the month from end users whose NPA-NXX is assigned to the Service Area; and

            (b) Manager will pay to Sprint PCS (or to a clearinghouse or other carrier as appropriate) the direct cost of providing the capability for the Outbound Roaming, including any amounts payable to the carrier that handled the roaming call and the clearinghouse operator.

            10.1.6 REIMBURSEMENTS. Manager will pay to or reimburse Sprint PCS for any amounts that Sprint PCS is required to pay to a third party (e.g., a telecommunications carrier) to the extent Sprint PCS already paid such amount to Manager under this Section 10.

      10.2 MONTHLY TRUE UP. Manager will report to Sprint PCS monthly the amount of Collected Revenue received directly by the Manager (e.g., customer mails payment to the business address of Manager rather than to the lockbox or a customer pays a direct sales force representative in cash). Sprint PCS will on a monthly basis true up the fees and payments due under Section 10.1 against the actual payments made by Sprint PCS to Manager. Sprint PCS will provide to Manager a true up report each month showing the true up and the net amount due from one party to the other, if any. If the weekly payments made to Manager exceed the actual fees and payments due to Manager, then Manager will remit the amount of the overpayment to Sprint PCS within 5 Business Days after receiving the true up report from Sprint PCS. If the weekly payments made to Manager are less than the actual fees and payments due to Manager, then Sprint PCS will remit the shortfall to Manager within 5 Business Days after sending the true up report to Manager.

      If a party disputes any amount on the true up report, the disputing party must give the other party written notice of the disputed amount and the reason for the dispute within 90 days after it receives the true up report. The dispute will be resolved through the dispute resolution process in Section 14. The parties must continue to pay to the other party any undisputed amounts owed under this agreement during the dispute resolution process. The dispute of an item does not stay or diminish a party's other rights and remedies under this agreement.

      10.3 TAXES. Manager will pay or reimburse Sprint PCS for any sales, use, gross receipts or similar tax, administrative fee, telecommunications fee or surcharge for taxes or fees levied by a governmental authority on the fees and charges payable by Sprint PCS to Manager.

      10.4 COLLECTED REVENUES DEFINITION. "COLLECTED REVENUES" means actual payments received by or on behalf of Sprint PCS or Manager for Sprint PCS Products and Services from others including the customers whose NPA-NXX is the same as that for the portion of the Service Area served by the Service Area Network. In determining Collected Revenues the following principles will apply.

            (a)   The following items will be treated as follows:

                  (i) Collected Revenues do not include revenues from federal and state subsidy funds; they are handled separately as noted in Section 10.1.2;

                  (ii) Collected Revenues do include any amounts received for the payment of Inbound Roaming charges and interconnect fees when calls are carried on the Service Area Network; and

                  (iii) Collected Revenues do not include any amounts received with respect to any changes made by Sprint PCS under Section 9.4.

            (b) The following items are not Collected Revenues; Sprint PCS is obligated to remit the amounts received with respect to such items, if any, to Manager, as follows:

                  (i) Inter service area payments will be paid as provided under Section 10.1.3;

                  (ii) Outbound Roaming and related charges will be paid as provided under Section 10.1.5;

                  (iii) Proceeds from the sale or lease of subscriber equipment and accessories will be paid to Manager, subject to the equipment settlement process in Section 4.1.2;

                  (iv) Proceeds from sales not in the ordinary course of business (e.g., sales of switches, cell sites, computers, vehicles or other fixed assets); and

                  (v) Any amounts collected with respect to sales and use taxes, gross receipts taxes, transfer taxes, and similar taxes, administrative fees, telecommunications fees, and surcharges for taxes and fees that are collected by a carrier for the benefit of a governmental authority, subject to Manager's obligation under Section 10.3.

            (c) The following items are not Collected Revenues; neither party will collect any amounts respecting such items:

                  (i) Reasonable adjustments of a customer's account (e.g., if Sprint PCS or Manager reduces a customer's bill, then the amount of the adjustment is not Collected Revenue); and

                  (ii) Amount of bad debt and fraud associated with customers whose NPA-NXX is assigned to the Service Area (e.g., if Sprint PCS or Manager writes off a customer's bill as a bad debt, there is no Collected Revenue on which a fee is due to Manager).

      10.5 LATE PAYMENTS. Any amount due under this Section 10 that is not paid by one party to the other party in accordance with the terms of this agreement will bear interest at the Default Rate beginning (and including) the 3rd day after the due date until (and including) the date paid.

      10.6 SETOFF RIGHT IF FAILURE TO PAY AMOUNTS DUE. If Manager fails to pay any undisputed amount due Sprint PCS or a Related Party of Sprint PCS under this agreement, the Services Agreement, or any other agreement with Sprint PCS or a Related Party, then Sprint PCS may setoff against standard payment intervals (e.g. weekly) against the amounts paid to Manager under
Section 10.1 until such time as Manager pays any such unpaid amounts.

      Sprint PCS may setoff the following amounts:

            (a) any amount that Manager owes to Sprint PCS or a Related Party of Sprint PCS, including amounts due under the Services Agreement; and

            (b) any amount that Sprint PCS reasonably estimates will be due to Sprint PCS for the current month under the Services Agreement (e.g., if under the Services Agreement customer care calls are billed monthly, Sprint PCS can deduct from the weekly payment to Manager an amount Sprint PCS reasonably estimates will be due Sprint PCS under the Services Agreement).

      On a monthly basis Sprint PCS will true up the estimated amounts deducted against the actual amounts due Sprint PCS. If the estimated amounts deducted by Sprint PCS exceed the actual amounts due to Sprint PCS, then Sprint PCS will remit the excess to Manager with the next weekly payment. If the estimated amounts deducted are less than the actual amounts due to Sprint PCS and its Related Parties, then Sprint PCS may continue to setoff the payments to Manager against the amounts due to Sprint PCS. This right of setoff is in addition to any other right that Sprint PCS may have under this agreement.


                11. TERM; TERMINATION; EFFECT OF TERMINATION

      11.1 INITIAL TERM. This agreement commences on the date of execution and, unless terminated earlier in accordance with the provisions of this
Section 11, continues for a period of 20 years (the "INITIAL TERM").

      11.2 RENEWAL TERMS. Following expiration of the Initial Term, this agreement will automatically renew for 3 successive 10-year renewal periods (for a maximum of 50 years including the Initial Term), unless at least 2 years prior to the commencement of any renewal period either party notifies the other party in writing that it does not wish to renew this agreement.

            11.2.1 NON-RENEWAL RIGHTS OF MANAGER. If this agreement will terminate because Sprint PCS gives Manager timely written notice of non-renewal of this agreement, then Manager may exercise its rights under
Section 11.2.1.1 or, if applicable, its rights under Section 11.2.1.2.

                  11.2.1.1 Manager's Put Right. Manager may within 30 days after the date Sprint PCS gives notice of non-renewal put to Sprint PCS all of the Operating Assets. Sprint PCS will pay to Manager for the Operating Assets an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section
      11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                     11.2.1.2 Manager's Purchase Right.

                        (a) If Sprint PCS owns 20 MHz or more of PCS
            spectrum in the Service Area under the License on the date this agreement is executed, then Manager may, subject to receipt of FCC approval of the necessary disaggregation and partition, purchase from Sprint PCS the Disaggregated License for an amount equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                        (b) Upon closing the purchase of the spectrum this
            agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Manager of
                  the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of
                  the Disaggregated License by the FCC.

                        (c) The exercise of the purchase right, the
            determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (d) After the closing of the purchase Manager will
            allow:

                              (1) subscribers of Sprint PCS to roam on
                  Manager's network; and

                              (2) Sprint PCS to resell Manager's Products
                  and Services.


            Manager will charge Sprint PCS a MFN price in either case.

            11.2.2 NON-RENEWAL RIGHTS OF SPRINT PCS. If this agreement will terminate because of any of the following five (5) events, then Sprint PCS may exercise its rights under Section 11.2.2.1 or, if applicable, its rights under Section 11.2.2.2:

                        (a) Manager gives Sprint PCS timely written notice
            of non-renewal of this agreement;

                        (b) both parties give timely written notices of
            non-renewal;

                        (c) this agreement expires with neither party
            giving a written notice of non-renewal;

                        (d) either party elects to terminate this agreement
            under Section 11.3.4(a); or

                        (e) Manager elects to terminate this agreement
            under Section 11.3.4(b).

                  11.2.2.1 Sprint PCS' Purchase Right. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of (a) the receipt by Sprint PCS of the written notice of determination of the Entire Business Value provided by the appraisers under Section 11.7 or (b) the receipt of all materials required to be delivered to Sprint PCS under Section 11.8. Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                  11.2.2.2  Sprint PCS' Put Right.

                        (a) Sprint PCS may, subject to receipt of FCC
            approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                        (b) Upon closing the purchase of the Disaggregated
            License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Sprint PCS
                  of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of
                  the Disaggregated License by the FCC.

                        (c) The exercise of the put, the determination of
            the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (d) Manager may, within 10 days after it receives
            notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the purchase Manager will allow:

                              (1) subscribers of Sprint PCS to roam on
                  Manager's network; and

                              (2) Sprint PCS to resell Manager's Products
                  and Services.

      Manager will charge Sprint PCS a MFN price in either case.

                  11.2.2.3 Extended Term Awaiting FCC Approval. If Manager is buying the Disaggregated License as permitted or required under Sections 11.2.1.2 or 11.2.2.2, then the Term of this agreement will extend beyond the original expiration date until the closing of the purchase of the Disaggregated License. The parties agree to exercise their respective commercially reasonable efforts to obtain FCC approval of the transfer of the Disaggregated License.

      11.3 EVENTS OF TERMINATION. An "EVENT OF TERMINATION" is deemed to occur when a party gives written notice to the other party of the Event of Termination as permitted below:

            11.3.1  TERMINATION OF LICENSE.

                        (a) At the election of either party this agreement
            may be terminated at the time the FCC revokes or fails to renew the License. Unless Manager has the right to terminate this agreement under Section 11.3.1(b), neither party has any claim against the other party if the FCC revokes or fails to renew the License, even if circumstances would otherwise permit one party to terminate this agreement based on a different Event of Termination, except that the parties will have the right to pursue claims against each other as permitted under Section 11.4(b).

                        (b) If the FCC revokes or fails to renew the
            License because of a breach of this agreement by Sprint PCS, then Manager has the right to terminate this agreement under
            Section 11.3.3 and not this Section 11.3.1.

            11.3.2 BREACH OF AGREEMENT: PAYMENT OF MONEY TERMS. At the election of the non-breaching party this agreement may be terminated upon the failure by the breaching party to pay any amount due under this agreement or any other agreement between the parties or their respective Related Parties, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the nonpayment from the non-breaching party.

            11.3.3 BREACH OF AGREEMENT: OTHER TERMS. At the election of the non-breaching party this agreement may be terminated upon the material breach by the breaching party of any material term contained in this agreement that does not regard the payment of money, if the breach is not cured within 30 days after the breaching party's receipt of written notice of the breach from the non-breaching party, except the cure period will continue for a reasonable period beyond the 30-day period, but will under no circumstances exceed 180 days after the breaching party's receipt of written notice of the breach, if it is unreasonable to cure the breach within the 30-day period, and the breaching party takes action prior to the end of the 30-day period that is reasonably likely to cure the breach and continues to diligently take action necessary to cure the breach.

            11.3.4  REGULATORY CONSIDERATIONS.

                        (a) At the election of either party this agreement
            may be terminated if this agreement violates any applicable law in any material respect where such violation (i) is classified as a felony or (ii) subjects either party to substantial monetary fines or other substantial damages, except that before causing any termination the parties must use best efforts to modify this agreement, as necessary to cause this agreement (as modified) to comply with applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

                        (b) At the election of Manager this agreement may
            be terminated if the regulatory action described under 11.3.4(a) is the result of a deemed change of control of the License and the parties are unable to agree upon a satisfactory resolution of the matter with the regulatory authority without a complete termination of this agreement.

            11.3.5 TERMINATION OF TRADEMARK LICENSE AGREEMENTS. If either Trademark License Agreement terminates under its terms, then:

                        (a) Manager may terminate this agreement if the
            Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Sprint PCS or Sprint; and

                        (b) Sprint PCS may terminate this agreement if the
            Trademark License Agreement terminated because of a breach of the Trademark License Agreement by Manager.

            11.3.6 FINANCING CONSIDERATIONS. At the election of Sprint PCS this agreement may be terminated upon the failure of Manager to obtain the financing described in Exhibit 1.7 by the deadline(s) set forth on such Exhibit.

            11.3.7 BANKRUPTCY OF A PARTY. At the election of the non-bankrupt party, this agreement may be terminated upon the occurrence of a Voluntary Bankruptcy or an Involuntary Bankruptcy of the other party.

            "VOLUNTARY BANKRUPTCY" means:

                        (a) The inability of a party generally to pay its
            debts as the debts become due, or an admission in writing by a party of its inability to pay its debts generally or a general assignment by a party for the benefit of creditors;

                        (b) The filing of any petition or answer by a party
            seeking to adjudicate itself a bankrupt or insolvent, or seeking any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition for itself or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for itself or for substantially all of its property; or

                        (c) Any action taken by a party to authorize any of
            the actions set forth above.

            "INVOLUNTARY BANKRUPTCY" means, without the consent or acquiescence of a party:

                        (a) The entering of an order for relief or
            approving a petition for relief or reorganization;

                        (b) Any petition seeking any reorganization,
            arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation;

                        (c) The filing of any petition against a party,
            which petition is not dismissed within 90 days; or

                        (d) Without the consent or acquiescence of a party,
            the entering of an order appointing a trustee, custodian, receiver or liquidator of party or of all or any substantial part of the property of the party, which order is not dismissed within 90 days.

      11.4  EFFECT OF AN EVENT OF TERMINATION.

            (a) Upon the occurrence of an Event of Termination, the party with the right to terminate this agreement or to elect the remedy upon the Event of Termination, as the case may be, may:

                  (i) in the case of an Event of Termination under Sections 11.3.1(a) or 11.3.7, give the other party written notice that the agreement is terminated effective as of the date of the notice, in which case neither party will have any other remedy or claim for damages (except any claim the non-bankrupt party has against the bankrupt party and any claims permitted under Section 11.4(b)); or

                  (ii) in the case of an Event of Termination other than under Section 11.3.1(a), give the other party written notice that the party is exercising one of its rights, if any, under Section 11.5 or
      Section 11.6.

            (b) If the party terminates this agreement under Section 11.4(a)(i) then all rights and obligations of each party under this agreement will immediately cease, except that:

                  (i) Any rights arising out of a breach of any terms of this agreement will survive any termination of this agreement;

                  (ii) The provisions of this Section 11.4 and of Sections 12.2, 13, 14 and 16 will survive any termination of this agreement;

                  (iii) The payment obligations under Section 10 will survive any termination of this agreement if, and to the extent, any costs or fees have accrued or are otherwise due and owing as of the date of termination of this agreement from Manager to Sprint PCS or any Sprint PCS Related Party or from Sprint PCS to Manager or any Manager Related Party;

                  (iv) Either party may terminate this agreement in accordance with the terms of this agreement without any liability for any loss or damage arising out of or related to such termination, including any loss or damage arising out of the exercise by Sprint PCS of its rights under Section 11.6.3;

                  (v) The parties will use all commercially reasonable efforts to cease immediately all of their respective efforts to market, sell, promote or distribute the Sprint PCS Products and Services;

                  (vi) Sprint PCS has the option to buy from Manager any new unsold subscriber equipment and accessories, at the prices charged to Manager;

                  (vii) The parties will immediately stop making any statements or taking any action that might cause third parties to infer that any business relationship continues to exist between the parties, and where necessary or advisable, the parties will inform third parties that the parties no longer have a business relationship; and

                  (viii)If subscriber equipment and accessories are in transit when this agreement is terminated, Sprint PCS may, but does not have the obligation to, cause the freight carrier to not deliver the subscriber equipment and accessories to Manager but rather to deliver the subscriber equipment and accessories to Sprint PCS.

            (c) If the party exercises its rights under Section
11.4(a)(ii), this agreement will continue in full force and effect until otherwise terminated.

            (d) If this agreement terminates for any reason other than Manager's purchase of the Disaggregated License, Manager will not, for 3 years after the date of termination compile, create, or use for the purpose of selling merchandise or services similar to the Sprint PCS Products or Services, or sell, transfer or otherwise convey to a third party, a list of customers who purchased, leased or used Sprint PCS Products or Services. Manager may use such a list for its own internal analysis of its business practices and operations. If this agreement terminates because of Manager's purchase of the Disaggregated License, then Sprint PCS will transfer to Manager the Sprint PCS customers with a MIN assigned to the Service Area covered by the Disaggregated License, but Sprint PCS retains the customers of a national account and any resellers who have entered into a resale agreement with Sprint PCS. Manager agrees not to solicit, directly or indirectly, any customers of Sprint PCS not transferred to Manager under this Section 11.4(d) for 2 years after the termination of this agreement.

      11.5 MANAGER'S EVENT OF TERMINATION RIGHTS AND REMEDIES. In addition to any other right or remedy that Manager may have under this agreement, the parties agree that Manager will have the rights and remedies set forth in this Section 11.5 and that such rights and remedies will survive the termination of this agreement. If Manager has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5 or 11.3.7 (if Manager is the non-bankrupt party), then Manager has the right to elect one of the following three (3) remedies, except Manager cannot elect its remedies under Sections 11.5.1 or
11.5.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3.

            11.5.1 MANAGER'S PUT RIGHT. Manager may put to Sprint PCS within 30 days after the Event of Termination all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 80% of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                        (a) the receipt by Sprint PCS of the written notice
            of determination of the Entire Business Value by the appraisers under Section 11.7; or

                        (b) the receipt of all materials required to be
            delivered to Sprint PCS under Section 11.8.

      Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the put, the determination of the Operating Assets, the representations and warranties made by the Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

            11.5.2  MANAGER'S PURCHASE RIGHT.

                        (a) If Sprint PCS owns 20 MHz or more of PCS
            spectrum in the Service Area under the License on the date this agreement is executed, then Manager may, subject to receipt of FCC approval, purchase from Sprint PCS the Disaggregated License for the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 9% (10% minus a 10% penalty) of the Entire Business Value.

                        (b) Upon closing the purchase of the Disaggregated
            License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Manager of
                  the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of
                  the Disaggregated License by the FCC.

            The exercise of the purchase right, the determination of the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (c) After the closing of the purchase Manager will
            allow:

                              (1) subscribers of Sprint PCS to roam on
                  Manager's network; and

                              (2) Sprint PCS to resell Manager's Product
                  and Services.

            Manager will charge Sprint PCS a MFN price in either case.

            11.5.3 MANAGER'S ACTION FOR DAMAGES OR OTHER RELIEF. Manager may seek damages or other appropriate relief in accordance with the dispute resolution process in Section 14.

      11.6 SPRINT PCS' EVENT OF TERMINATION RIGHTS AND REMEDIES. In addition to any other right or remedy that Sprint PCS may have under this agreement, the parties agree that Sprint PCS will have the rights and remedies set forth in this Section 11.6 and that such rights and remedies will survive the termination of this agreement. If Sprint PCS has a right to terminate this agreement as the result of the occurrence of an Event of Termination under Sections 11.3.2, 11.3.3, 11.3.5, 11.3.6 or 11.3.7 (if
Sprint PCS is the non-bankrupt party), then Sprint PCS has the right to elect one of the following four (4) remedies, except that (i) if Sprint PCS elects the remedies under Sections 11.6.1, 11.6.2 or 11.6.4, Sprint PCS may pursue its rights under Section 11.6.3 concurrently with its pursuit of one of the other three remedies, (ii) Sprint PCS cannot elect its remedies under Sections 11.6.1 or 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.3 (unless the Event of Termination is caused by a breach related to the Build-out Plan or the build-out of the Service Area Network), and (iii) Sprint PCS cannot elect its remedy under Section 11.6.2 during the first 2 years of the Initial Term with respect to an Event of Termination under Section 11.3.6.

            11.6.1 SPRINT PCS' PURCHASE RIGHT. Sprint PCS may purchase from Manager all of the Operating Assets. Sprint PCS will pay to Manager an amount equal to 72% (80% minus a 10% penalty) of the Entire Business Value. The closing of the purchase of the Operating Assets will occur within 20 days after the later of:

                        (a) the receipt by Sprint PCS of the written notice
            of determination of the Entire Business Value by the appraisers pursuant to Section 11.7; or

                        (b) the receipt of all materials required to be
            delivered to Sprint PCS under Section 11.8.

      Upon closing the purchase of the Operating Assets this agreement will be deemed terminated. The exercise of the purchase right, the determination of the Operating Assets, the representations and warranties made by Manager with respect to the Operating Assets and the business, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

            11.6.2  SPRINT PCS' PUT RIGHT.

                        (a) Sprint PCS may, subject to receipt of FCC
            approval, put to Manager the Disaggregated License for a purchase price equal to the greater of (1) the original cost of the License to Sprint PCS (pro rated on a pops and spectrum basis) plus the microwave relocation costs paid by Sprint PCS or (2) 10% of the Entire Business Value.

                        (b) Upon closing the purchase of the Disaggregated
            License this agreement will be deemed terminated. The closing of the purchase of the Disaggregated License will occur within the later of:

                              (1) 20 days after the receipt by Sprint PCS
                  of the written notice of determination of the Entire Business Value by the appraisers under Section 11.7; or

                              (2) 10 days after the approval of the sale of
                  the Disaggregated License by the FCC.

                        (c) The exercise of the put, the determination of
            the geographic extent of the Disaggregated License coverage, the representations and warranties made by Sprint PCS with respect to the Disaggregated License, and the process for closing the purchase will be subject to the terms and conditions set forth in Section 11.8.

                        (d) Manager may, within 10 days after it receives
            notice of Sprint PCS' exercise of its put, advise Sprint PCS of the amount of spectrum (not to exceed 10 MHz) it wishes to purchase. After the closing of the purchase Manager will allow:

                              (1) subscribers of Sprint PCS to roam on
                  Manager's network; and

                              (2) Sprint PCS to resell Manager's Products
                  and Services.

            Manager will charge Sprint PCS a MFN price in either case.

            11.6.3  SPRINT PCS' RIGHT TO CAUSE A CURE.

                        (a) Sprint PCS' Right. Sprint PCS may, but is not
            obligated to, take such action as it deems necessary to cure Manager's breach of this agreement, including assuming operational responsibility for the Service Area Network to complete construction, continue operation, complete any necessary repairs, implement changes necessary to comply with the Program Requirements and terms of this agreement, or take such other steps as are appropriate under the circumstances, or Sprint PCS may designate a third party or parties to do the same, to assure uninterrupted availability and deliverability of Sprint PCS Products and Services in the Service Area, or to complete the build-out of the Service Area Network in accordance with the terms of this agreement. In the event that Sprint PCS elects to exercise its right under this Section 11.6.3, Sprint PCS will give Manager written notice of such election. Upon giving such notice:

                              (1) Manager will collect and make available
                  at a convenient, central location at its principal place of business, all documents, books, manuals, reports and records related to the Build-out Plan and required to operate and maintain the Service Area Network; and

                              (2) Sprint PCS, its employees, contractors
                  and designated third parties will have the unrestricted right to enter the facilities and offices of Manager for the purpose of curing the breach and, if Sprint PCS deems necessary, operate the Service Area Network.


            Manager agrees to cooperate with and assist Sprint PCS to the extent requested by Sprint PCS to enable Sprint PCS to exercise its rights under this Section 11.6.3.

                        (b) Liability. Sprint PCS' exercise of its rights
            under this Section 11.6.3 will not be deemed an assumption by Sprint PCS of any liability attributable to Manager or any other party, except that, without limiting the provisions of
            Section 13, during the period that Sprint PCS is curing a breach under this agreement or operating any portion of the Service Area Network pursuant to this Section 11.6.3, Sprint PCS will indemnify and defend Manager and its directors, partners, officers, employees and agents from and against, and reimburse and pay for, all claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses (including reasonable attorneys' fees, court costs and other expenses of litigation), whether or not arising out of third party claims, in connection with any suit, claim, action or other legal proceeding relating to the bodily injury, sickness or death of persons or the damage to or destruction of property, real or personal, resulting from or arising out of Sprint PCS' negligence or willful misconduct in curing the breach or in the operation of the Service Area Network. Sprint PCS' obligation under this Section 11.6.3(b) will not apply to the extent of any claims, demands, damages, losses, judgments, awards, liabilities, costs and expenses resulting from the negligence or willful misconduct of Manager or arising from any contractual obligation of Manager.

                        (c) Costs and Payments. During the period that
            Sprint PCS is curing a breach or operating the Service Area Network under this Section 11.6.3, Sprint PCS and Manager will continue to make any and all payments due to the other party and to third parties under this agreement, the Services Agreement and any other agreements to which such party is bound, except that Sprint PCS may deduct from its payments to Manager all reasonable costs and expenses incurred by Sprint PCS in connection with the exercise of its right under this
            Section 11.6.3. Sprint PCS' operation of the Service Area Network pursuant to this Section 11.6.3 is not a substitution for Manager's performance of its obligations under this agreement and does not relieve Manager of its other obligations under this agreement.

                        (d) Length of Right. Sprint PCS may continue to
            operate the Service Area Network in accordance with Section
            11.6.3 until (i) Sprint PCS cures all breaches by Manager under this agreement; (ii) Manager cures all breaches and demonstrates to Sprint PCS' satisfaction that it is financially and operationally willing, ready and able to perform in accordance with this agreement and resumes such performance;
            (iii) Sprint PCS consummates the purchase of the Operating Assets under Section 11.6.1 or the sale of the Disaggregated License under Section 11.6.2; or (iv) Sprint PCS terminates this agreement.

                        (e) Not Under Services Agreement. The exercise by
            Sprint PCS of its right under this Section 11.6.3 does not represent services rendered under the Services Agreement, and therefore it does not allow Manager to be deemed in compliance with the Program Requirements under Sections 7.1(a)(ii), 8.1(b).

            11.6.4 SPRINT PCS' ACTION FOR DAMAGES OR OTHER RELIEF. Sprint PCS may seek damages or other appropriate relief in accordance with the dispute resolution process in Section 14.

      11.7  DETERMINATION OF ENTIRE BUSINESS VALUE.

            11.7.1 APPOINTMENT OF APPRAISERS. Sprint PCS and Manager must each designate an independent appraiser within 30 days after giving the Purchase Notice under Exhibit 11.8. Sprint PCS and Manager will direct the two appraisers to jointly select a third appraiser within 15 days after the day the last of them is appointed. Each appraiser must be an expert in the valuation of wireless telecommunications businesses. Sprint PCS and Manager must direct the three appraisers to each determine, within 45 days after the appointment of the last appraiser, the Entire Business Value. Sprint PCS and Manager will each bear the costs of the appraiser appointed by it, and they will share equally the costs of the third appraiser.

            11.7.2 MANAGER'S OPERATING ASSETS. The following assets are included in the Operating Assets (as defined in the Schedule of Definitions):

                        (a) network assets, including all personal
            property, real property interests in cell sites and switch sites, leasehold interests, collocation agreements, easements, and rights of way;

                        (b) all of the real, personal, tangible and
            intangible property and contract rights that Manager owns and uses in conducting the business of providing the Sprint PCS Products and Services, including the goodwill resulting from Manager's customer base;

                        (c) sale and distribution assets primarily
            dedicated (i.e., at least 80% of their revenue is derived from the sale of Sprint PCS Products and Services) to the sale by Manager of Sprint PCS Products and Services. For example, a retail store that derives at least 80% of its revenue from the sale of Sprint PCS Products and Services is an operating asset. A store that derives 65% of its revenue from Sprint PCS Products and Services is not an operating asset;

                        (d) customers, if any, that use both the other
            products and services approved under Section 3.2 and the Sprint PCS Products and Services;

                        (e)   handset inventory;

                        (f) books and records of the wireless business,
            including all engineering drawings and designs and financial records;

                        (g) all contracts used by Manager in operating the
            wireless business including T1 service agreements, service contracts, interconnection agreements, distribution agreements, software license agreements, equipment maintenance agreements, sales agency agreements and contracts with all equipment suppliers.

            11.7.3 ENTIRE BUSINESS VALUE. Utilizing the valuation principles set forth below and in Section 11.7.4, "ENTIRE BUSINESS VALUE" means the fair market value of Manager's wireless business in the Service Area, valued on a going concern basis.

                        (a) The fair market value is based on the price a
            willing buyer would pay a willing seller for the entire on-going business.

                        (b) The appraisers will use the then-current
            customary means of valuing a wireless telecommunications business.

                        (c) The business is conducted under the Brands and
            existing agreements between the parties and their respective Related Parties.

                        (d) Manager owns the Disaggregated License (in the
            case where Manager will be buying the Disaggregated License under Sections 11.2.1.2, 11.2.2.2, 11.5.2 or 11.6.2) or Manager
            owns the spectrum and the frequencies actually used by Manager under this agreement (in the case where Sprint PCS will be buying the Operating Assets under Sections 11.2.1.1, 11.2.2.1,
            11.5.1 or 11.6.1).

                        (e) The valuation will not include any value for
            the business represented by Manager's Products and Services or any business not directly related to Sprint PCS Products and Services.

            11.7.4 CALCULATION OF ENTIRE BUSINESS VALUE. The Entire Business Value to be used to determine the purchase price of the Operating Assets or the Disaggregated License under this agreement is as follows:

                        (a) If the highest fair market value determined by
            the appraisers is within 10% of the lowest fair market value, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the three appraised fair market values.

                        (b) If two of the fair market values determined by
            the appraisers are within 10% of one another, and the third value is not within 10% of the other fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the arithmetic mean of the two more closely aligned fair market values.

                        (c) If none of the fair market values is within 10%
            of the other two fair market values, then the Entire Business Value used to determine the purchase price under this agreement will be the middle value of the three fair market values.

      11.8 CLOSING TERMS AND CONDITIONS. The closing terms and conditions for the transactions contemplated in this Section 11 are attached as
Exhibit 11.8.

      11.9 CONTEMPORANEOUS AND IDENTICAL APPLICATION. The parties agree that any action regarding renewal or non-renewal and any Event of Termination will occur contemporaneously and identically with respect to all Licenses. For example, if Manager exercises its purchase right under
Section 11.5.2, it must exercise such right with respect to all of the Licenses under this agreement. The Term of this agreement will be the same for all Licenses; Manager will not be permitted to operate a portion of the Service Area Network with fewer than all of the Licenses.


          12.  BOOKS AND RECORDS; CONFIDENTIAL INFORMATION; INSURANCE

      12.1  BOOKS AND RECORDS.

            12.1.1 GENERAL. Each party must keep and maintain books and records to support and document any fees, costs, expenses or other charges due in connection with the provisions set forth in this agreement. The records must be retained for a period of at least 3 years after the fees, costs, expenses or other charges to which the records relate have accrued and have been paid, or such other period as may be required by law.

            12.1.2 AUDIT. On reasonable advance notice, each party must provide access to appropriate records to the independent auditors selected by the other party for purposes of auditing the amount of fees, costs, expenses or other charges payable in connection with the Service Area with respect to the period audited. The auditing party will conduct the audit no more frequently than annually. If the audit shows that Sprint PCS was underpaid then, unless the amount is contested, Manager will pay to Sprint PCS the amount of the underpayment within 10 Business Days after Sprint PCS gives Manager written notice of the determination of the underpayment. If the audit determines that Sprint PCS was overpaid then, unless the amount is contested, Sprint PCS will pay to Manager the amount of the overpayment within 10 Business Days after Sprint PCS determines Sprint PCS was overpaid.

      Notwithstanding the above provisions of this Section 12.1.2, Sprint PCS may elect to have its own independent auditors certify to the accuracy of the charges with respect to Manager, rather than allow Manager's independent auditors access to Sprint PCS' records.

            12.1.3 CONTESTING AN AUDIT. If the party that did not select the independent auditor does not agree with the findings of the audit, then such party can contest the findings by providing notice of such disagreement to the other party (the "DISPUTE NOTICE"). The date of delivery of such notice is the "DISPUTE NOTICE DATE." If the parties are unable to resolve the disagreement within 10 Business Days after the Dispute Notice Date, they will resolve the disagreement in accordance with the following procedures.

      The two parties and the auditor that conducted the audit will all agree on an independent certified public accountant with a regional or national accounting practice in the wireless telecommunications industry (the "ARBITER") within 15 Business Days after the Dispute Notice Date. If, within 15 Business Days after the Dispute Notice Date, the three parties fail to agree on the Arbiter, then at the request of either party to this agreement, the Arbiter will be selected pursuant to the rules then in effect of the American Arbitration Association. Each party will submit to the Arbiter within 5 Business Days after its selection and engagement all information reasonably requested by the Arbiter to enable the Arbiter to independently resolve the issue that is the subject of the Dispute Notice. The Arbiter will make its own determination of the amount of fees, costs, expenses or other charges payable under this agreement with respect to the period audited. The Arbiter will issue a written report of its determination in reasonable detail and will deliver a copy of the report to the parties within 10 Business Days after the Arbiter receives all of the information reasonably requested. The determination made by the Arbiter will be final and binding and may be enforced by any court having jurisdiction. The parties will cooperate fully in assisting the Arbiter and will take such actions as are necessary to expedite the completion of and to cause the Arbiter to expedite its assignment.

      If the amount owed by a contesting party is reduced by more than 10% or the amount owed to a contesting party is increased by more than 10% then the non-contesting party will pay the costs and expenses of the Arbiter, otherwise the contesting party will pay the costs and expenses of the Arbiter.

      12.2  CONFIDENTIAL INFORMATION.

            (a) Except as specifically authorized by this agreement, each of the parties must, for the Term and 3 years after the date of termination of this agreement, keep confidential, not disclose to others and use only for the purposes authorized in this agreement, all Confidential Information disclosed by the other party to the party in connection with this agreement, except that the foregoing obligation will not apply to the extent that any Confidential Information:

                  (i) is or becomes, after disclosure to a party, publicly known by any means other than through unauthorized acts or omissions of the party or its agents; or

                  (ii) is disclosed in good faith to a party by a third party entitled to make the disclosure.

            (b) Notwithstanding the foregoing, a party may use, disclose or authorize the disclosure of Confidential Information that it receives that:

                  (i) has been published or is in the public domain, or that subsequently comes into the public domain, through no fault of the receiving party;

                  (ii) prior to the effective date of this agreement was properly within the legitimate possession of the receiving party, or subsequent to the effective date of this agreement, is lawfully received from a third party having rights to publicly disseminate the Confidential Information without any restriction and without notice to the recipient of any restriction against its further disclosure;

                  (iii) is independently developed by the receiving party through persons or entities who have not had, either directly or indirectly, access to or knowledge of the Confidential Information;

                  (iv) is disclosed to a third party consistent with the terms of the written approval of the party originally disclosing the information;

                  (v) is required by the receiving party to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, and the Confidential Information will otherwise continue to be Confidential Information required to be held confidential for purposes of this agreement;

                  (vi) is required by the receiving party to be disclosed by applicable law or a stock exchange or association on which the receiving party's securities (or those of its Related Parties) are or may become listed; or

                  (vii) is disclosed by the receiving party to a financial institution or accredited investor (as that term is defined in Rule 501(a) under the Securities Act of 1933) that is considering providing financing to the receiving party and which financial institution or accredited investor has agreed to keep the Confidential Information confidential in accordance with an agreement at least as restrictive as this Section 12.

            (c) Notwithstanding the foregoing, Manager authorizes Sprint PCS to disclose to the public in public relations announcements and regulatory filings Manager's identity and the Service Area to be developed and managed by Manager.

            (d) The party making a disclosure under Sections 12.2(b)(v), 12.2(b)(vi) or 12.2(b)(vii) must inform the disclosing party as promptly as is reasonably necessary to enable the disclosing party to take action to, and use the party's reasonable best efforts to, limit the disclosure and maintain confidentiality to the extent practicable.

            (e) Manager will not except when serving in the capacity of Manager under this agreement, use any Confidential Information of any kind that it receives under or in connection with this agreement. For example, if Manager operates a wireless company in a different license area, Manager may not use any of the Confidential Information received under or in connection with this agreement in operating the other wireless business.

      12.3  INSURANCE

            12.3.1 GENERAL. During the term of this agreement, Manager must obtain and maintain, and will cause any subcontractors to obtain and maintain, with financially reputable insurers licensed to do business in all jurisdictions where any work is performed under this agreement and who are reasonably acceptable to Sprint PCS, the insurance described in the Sprint PCS Insurance Requirements. The Sprint PCS Insurance Requirements as of the date of this agreement are attached as Exhibit 12.3. Sprint PCS may modify the Sprint PCS Insurance Requirements as is commercially reasonable from time to time by delivering to Manager a new Exhibit 12.3.

            12.3.2 WAIVER OF SUBROGATION. Manager must look first to any insurance in its favor before making any claim against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives for recovery resulting from injury to any person (including Manager's or its subcontractor's employees) or damage to any property arising from any cause, regardless of negligence. Manager does hereby release and waive to the fullest extent permitted by law, and will cause its respective insurers to waive, all rights of recovery by subrogation against Sprint PCS or Sprint, and their respective directors, officers, employees, agents or representatives.

            12.3.3 CERTIFICATES OF INSURANCE. Manager and all of its subcontractors, if any, must, as a material condition of this agreement and prior to the commencement of any work under and any renewal of this agreement, deliver to Sprint PCS a certificate of insurance, satisfactory in form and content to Sprint PCS, evidencing that the above insurance, including waiver of subrogation, is in force and will not be canceled or materially altered without first giving Sprint PCS at least 30 days prior written notice and that all coverages are primary to any insurance carried by Sprint PCS, its directors, officers, employees, agents or representatives.

      Nothing contained in this Section 12.3.3 will limit Manager's liability to Sprint PCS, its directors, officers, employees, agents or representatives to the limits of insurance certified or carried.

                            13. INDEMNIFICATION

      13.1 INDEMNIFICATION BY SPRINT PCS. Sprint PCS agrees to indemnify, defend and hold harmless Manager, its directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Manager, its directors, managers, officers, employees, agents and representatives arising from or relating to the violation by Sprint PCS of any law, regulation or ordinance applicable to Sprint PCS or by Sprint PCS' breach of any representation, warranty or covenant contained in this agreement or any other agreement between Sprint PCS or its Related Parties and Manager or its Related Parties except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and/or expense results solely from the negligence or willful misconduct of Manager.

      13.2 INDEMNIFICATION BY MANAGER. Manager agrees to indemnify, defend and hold harmless Sprint PCS and Sprint, and their respective directors, managers, officers, employees, agents and representatives from and against any and all claims, demands, causes of action, losses, actions, damages, liability and expense, including costs and reasonable attorneys' fees, against Sprint PCS or Sprint, and their respective directors, managers, officers, employees, agents and representatives arising from or relating to Manager's violation of any law, regulation or ordinance applicable to Manager, Manager's breach of any representation, warranty or covenant contained in this agreement or any other agreement between Manager or its Related Parties and Sprint PCS and its Related Parties, Manager's ownership of the operating assets or the operation of the Service Area Network, or the actions or failure to act of any of Manager's contractors, subcontractors, agents, directors, managers, officers, employees and representatives of any of them in the performance of any work under this agreement, except where and to the extent the claim, demand, cause of action, loss, action, damage, liability and expense results solely from the negligence or willful misconduct of Sprint PCS or Sprint, as the case may be.

      13.3  PROCEDURE.

            13.3.1 NOTICE. Any party being indemnified ("INDEMNITEE") will give the party making the indemnification ("INDEMNITOR") written notice as soon as practicable but no later than 5 Business Days after the party becomes aware of the facts, conditions or events that give rise to the claim for indemnification if:

                        (a) Any claim or demand is made or liability is
            asserted against Indemnitee; or

                        (b) Any suit, action, or administrative or legal
            proceeding is instituted or commenced in which Indemnitee is involved or is named as a defendant either individually or with others.

      Failure to give notice as described in this Section 13.3.1 does not modify the indemnification obligations of this provision, except if Indemnitee is harmed by failure to provide timely notice to Indemnitor, then Indemnitor does not have to indemnify Indemnitee for the harm caused by the failure to give the timely notice.

            13.3.2 DEFENSE BY INDEMNITOR. If within 30 days after giving notice Indemnitee receives written notice from Indemnitor stating that Indemnitor disputes or intends to defend against the claim, demand, liability, suit, action or proceeding, then Indemnitor will have the right to select counsel of its choice and to dispute or defend against the claim, demand, liability, suit, action or proceeding, at its expense.

      Indemnitee will fully cooperate with Indemnitor in the dispute or defense so long as Indemnitor is conducting the dispute or defense diligently and in good faith. Indemnitor is not permitted to settle the dispute or claim without the prior written approval of Indemnitee, which approval will not be unreasonably withheld. Even though Indemnitor selects counsel of its choice, Indemnitee has the right to retain additional representation by counsel of its choice to participate in the defense at Indemnitee's sole cost and expense.

            13.3.3 DEFENSE BY INDEMNITEE. If no notice of intent to dispute or defend is received by Indemnitee within the 30-day period, or if a diligent and good faith defense is not being or ceases to be conducted, Indemnitee has the right to dispute and defend against the claim, demand or other liability at the sole cost and expense of Indemnitor and to settle the claim, demand or other liability, and in either event to be indemnified as provided in this Section 13.3.3. Indemnitee is not permitted to settle the dispute or claim without the prior written approval of Indemnitor, which approval will not be unreasonably withheld.

            13.3.4 COSTS. Indemnitor's indemnity obligation includes reasonable attorneys' fees, investigation costs, and all other reasonable costs and expenses incurred by Indemnitee from the first notice that any claim or demand has been made or may be made, and is not limited in any way by any limitation on the amount or type of damages, compensation, or benefits payable under applicable workers' compensation acts, disability benefit acts, or other employee benefit acts.


                           14. DISPUTE RESOLUTION

      14.1 NEGOTIATION. The parties will attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiation between or among representatives who have authority to settle the controversy. Either party may escalate any dispute not resolved in the normal course of business to the appropriate (as determined by the party) officers of the parties by providing written notice to the other party.

      Within 10 Business Days after delivery of the notice, the appropriate officers of each party will meet at a mutually acceptable time and place, and thereafter as often as they deem reasonably necessary, to exchange relevant information and to attempt to resolve the dispute.

      Either party may elect, by giving written notice to the other party, to escalate any dispute arising out of or relating to the determination of fees that is not resolved in the normal course of business or by the audit process set forth in Sections 12.1.2 and 12.1.3, first to the appropriate financial or accounting officers to be designated by each party. The designated officers will meet in the manner described in the preceding paragraph. If the matter has not been resolved by the designated officers within 30 days after the notifying party's notice, either party may elect to escalate the dispute to the appropriate (as determined by the party) officers in accordance with the prior paragraphs of this Section 14.1.

      14.2 UNABLE TO RESOLVE. If a dispute has not been resolved within 60 days after the notifying party's notice, either party may continue to operate under this agreement and sue the other party for damages or seek other appropriate remedies as provided in this agreement. If, and only if, this agreement does not provide a remedy (as in the case of Sections 3.4 and 4.5, where the parties are supposed to reach an agreement), then either party may give the other party written notice that it wishes to resolve the dispute or claim arising out of the parties' inability to agree under such Sections of this agreement by using the arbitration procedure set forth in this Section 14.2. Such arbitration will occur in Kansas City, Missouri, unless the parties otherwise mutually agree, with the precise location being as agreed upon by the parties or, absent such agreement, at a location in Kansas City, Missouri selected by Sprint PCS. Such arbitration will be conducted pursuant to the procedures prescribed by the Missouri Uniform Arbitration Act, as amended from time to time, or, if none, pursuant to the rules then in effect of the American Arbitration Association (or at any other place and by any other form of arbitration mutually acceptable to the parties). Any award rendered in such arbitration will be confidential and will be final and conclusive upon the parties, and a judgment on the award may be entered in any court of the forum, state or federal, having jurisdiction. The expenses of the arbitration will be borne equally by the parties to the arbitration, except that each party must pay for and bear the cost of its own experts, evidence, and attorneys' fees.

      The parties must each, within 30 days after either party gives notice to the other party of the notifying party's desire to resolve a dispute or claim under the arbitration procedure in this Section 14.2, designate an independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, to participate in the arbitration hearing. The two arbitrators thus selected will select a third independent arbitrator, who is knowledgeable with regard to the wireless telecommunications industry, who will act as chairperson of the board of arbitration. If, within 15 days after the day the last of the two named arbitrators is appointed, the two named arbitrators fail to agree upon the third, then at the request of either party, the third arbitrator shall be selected pursuant to the rules then in effect of the American Arbitration Association. The three independent arbitrators will comprise the board of arbitration, which will preside over the arbitration hearing and will render all decisions by majority vote. If either party refuses or neglects to appoint an independent arbitrator within such 30-day period, the independent arbitrator who has been appointed as of the 31st day after the notifying party's notice will be the sole independent arbitrator and will solely preside over the arbitration hearing. The arbitration hearing will commence no sooner than 30 days after the date the last arbitrator is appointed and no later than 60 days after such date. The arbitration hearing will be conducted during normal working hours on Business Days without interruption or adjournment of more than 2 Business Days at any one time or 6 Business Days in the aggregate.

      The arbitrators will deliver their decision to the parties in writing within 10 days after the conclusion of the arbitration hearing. The arbitration award will be accompanied by findings of fact and a statement of reasons for the decision. There will be no appeal from the written decision, except as permitted by applicable law. The arbitration proceedings, the arbitrators' decision, the arbitration award, and any other aspect, matter, or issue of or relating to the arbitration are confidential, and disclosure of such confidential information is an actionable breach of this agreement.

      Notwithstanding any other provision of this agreement, arbitration will not be required of any issue for which injunctive relief is properly sought by either party.

      14.3 ATTORNEYS AND INTENT. If an officer intends to be accompanied at a meeting by an attorney, the other party's officer will be given at least 3 Business Days prior notice of the intention and may also be accompanied by an attorney. All negotiations under Section 14.1 are confidential and will be treated as compromise and settlement negotiations for purposes of the Federal Rules of Civil Procedure and state rules of evidence and civil procedure.

      14.4 TOLLING OF CURE PERIODS. Any cure period under Section 11.3 that is less than 90 days will be tolled during the pendency of the dispute resolution process. Any cure period under Section 11.3 that is 90 days or longer will not be tolled during the pendency of the dispute resolution process.


                     15. REPRESENTATIONS AND WARRANTIES

      Each party for itself makes the following representations and warranties to the other party:

      15.1 DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENTS. The party is either a corporation, limited liability company, or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Manager is qualified to do business and in good standing in every jurisdiction in which the Service Area is located. The party has the full power and authority to execute and deliver this agreement and to perform its obligations under this agreement.

      15.2 VALID AND BINDING OBLIGATION. This agreement constitutes the valid and binding obligation of the party, enforceable in accordance with its terms, except as may be limited by principles of equity or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

      15.3 NO CONFLICT; NO DEFAULT. Neither the execution, delivery and performance of this agreement nor the consummation by the party of the transactions contemplated in this agreement will conflict with, violate or result in a breach of (a) any law, regulation, order, writ, injunction, decree, determination or award of any governmental authority or any arbitrator, applicable to such party, (b) any term, condition or provision of the articles of incorporation, certificate of limited partnership, certificate of organization, bylaws, partnership agreement or limited liability company agreement (or other governing documents) of such party or of any material agreement or instrument to which such party is or may be bound or to which any of its material properties or assets is subject.

      15.4 LITIGATION. No action, suit, proceeding or investigation is pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the party's ability to perform its obligations under this agreement. The party has not received any currently effective notice of any default that could reasonably be expected to result in a breach of the preceding sentence.


                         16. REGULATORY COMPLIANCE

      16.1 REGULATORY COMPLIANCE. Manager will construct, operate, and manage the Service Area Network in compliance with applicable federal, state, and local laws and regulations, including Siting Regulations. Nothing in this Section 16.1 will limit Manager's obligations under Section
2.2 and the remainder of this Section 16. Manager acknowledges that failure to comply with applicable federal, state, and local laws and regulations in its construction, operation, and management of the Service Area Network may subject the parties and the License to legal and administrative agency actions, including forfeiture penalties and actions that affect the License, such as license suspension and revocation, and accordingly, Manager agrees that it will cooperate with Sprint PCS to maintain the License in full force and effect.

      Manager will write and implement practices and procedures governing construction and management of the Service Area Network in compliance with Siting Regulations. Manager will make its Siting Regulations practices and procedures available upon request to Sprint PCS in the manner specified by Sprint PCS for its inspection and review, and Manager will modify those Siting Regulations practices and procedures as may be requested by Sprint PCS. Every six months, and at the request of Sprint PCS, Manager will provide a written certification from one of Manager's chief officers that Manager's Service Area Network complies with Siting Regulations. Manager's first certification of compliance with Siting Regulations will be provided to Sprint PCS six months after the date of this agreement.

      Manager will conduct an audit and physical inspection of its Service Area Network at the request of Sprint PCS to confirm compliance with Siting Regulations, and Manager will report the results of the audit and physical inspection to Sprint PCS in the form requested by Sprint PCS. Manager will bear the cost of Siting Regulations compliance audits and physical inspections requested by Sprint PCS.

      Manager will retain for 3 years records demonstrating compliance with Siting Regulations, including compliance audit and inspection records. Manager will make those records available upon request to Sprint PCS for production, inspection, and copying in the manner specified by Sprint PCS. Sprint PCS will bear the cost of production, inspection, and copying.

      16.2 FCC COMPLIANCE. The parties agree to comply with all applicable FCC rules governing the License or the Service Area Network and specifically agree as follows:

            (a) The party billing a customer will advise the customer that service is provided over spectrum licensed to Sprint PCS. Neither Manager nor Sprint PCS will represent itself as the legal representative of the other before the FCC or any other third party, but will cooperate with each other with respect to FCC matters concerning the License or the Service Area Network.

            (b) Sprint PCS will use commercially reasonable efforts to maintain the License in accordance with the terms of the License and all applicable laws, policies and regulations and to comply in all material respects with all other legal requirements applicable to the operation of the Sprint PCS Network and its business. Sprint PCS has sole responsibility, except as specifically provided otherwise in Section 2.2, for keeping the License in full force and effect and for preparing submissions to the FCC or any other relevant federal, state or local authority of all reports, applications, interconnection agreements, renewals, or other filings or documents. Manager must cooperate and coordinate with Sprint PCS' actions to comply with regulatory requirements, which cooperation and coordination must include, without limitation, the provision to Sprint PCS of all information that Sprint PCS deems necessary to comply with the regulatory requirements. Manager must refrain from taking any action that could impede Sprint PCS from fulfilling its obligations under the preceding sentence, and must not take any action that could cause Sprint PCS to forfeit or cancel the License.

            (c) Sprint PCS and Manager are familiar with Sprint PCS' responsibility under the Communications Act of 1934, as amended, and applicable FCC rules. Nothing in this agreement is intended to diminish or restrict Sprint PCS' obligations as an FCC Licensee and both parties desire that this agreement and each party's obligations under this agreement be in compliance with the FCC rules.

            (d) Nothing in this agreement will preclude Sprint PCS from permitting or facilitating resale of Sprint PCS Products and Services to the extent required or elected under applicable FCC regulations. Manager will take the actions necessary to facilitate Sprint PCS' compliance with FCC regulations. To the extent permitted by applicable regulations, Sprint PCS will not authorize a reseller that desires to sell services and products in only the Service Area to resell Sprint PCS wholesale products and services, unless Manager agrees in advance to such sales.

            (e) If a change in FCC policy or rules makes it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any term or provision of this agreement, Sprint PCS will use all commercially reasonable efforts diligently to prepare, file and prosecute before the FCC all petitions, waivers, applications, amendments, rule-making comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this agreement. Manager will use commercially reasonable efforts to provide to Sprint PCS any information that Sprint PCS may request from Manager with respect to any matter involving Sprint PCS, the FCC, the License, the Sprint PCS Products and Services or any other products and services approved under Section 3.2. Each party will bear its own costs of preparation of the documents and prosecution of the actions.

            (f) If the FCC determines that this agreement is inconsistent with the terms and conditions of the License or is otherwise contrary to FCC policies, rules and regulations, or if regulatory or legislative action subsequent to the date of this agreement alters the permissibility of this agreement under the FCC's rules or other applicable law, rules or regulations, then the parties must use best efforts to modify this agreement as necessary to cause this agreement (as modified) to comply with the FCC policies, rules, regulations and applicable law and to preserve to the extent possible the economic arrangements set forth in this agreement.

      16.3 MARKING AND LIGHTING. Manager will conform to applicable FAA standards when Siting Regulations require marking and lighting of Manager's Service Area Network cell sites. Manager will cooperate with Sprint PCS in reporting lighting malfunctions as required by Siting Regulations.

      16.4 REGULATORY NOTICES. Manager will, within 2 Business Days after its receipt, give Sprint PCS written notice of all oral and written communications it receives from regulatory authorities (including but not limited to the FCC, the FAA, state public service commissions, environmental authorities, and historic preservation authorities) and complaints respecting Manager's construction, operation, and management of the Service Area Network that could result in actions affecting the License as well as written notice of the details respecting such communications and complaints, including a copy of any written material received in connection with such communications and complaints. Manager will cooperate with Sprint PCS in responding to such communications and complaints received by Manager. Sprint PCS has the right to respond to all such communications and complaints, with counsel and consultants of its own choice. If Sprint PCS chooses to respond to such communications and complaints, Manager will not respond to them without the consent of Sprint PCS, and Manager will pay the costs of Sprint PCS' responding to such communications and complaints, including reasonable attorneys' and consultants' fees, investigation costs, and all other reasonable costs and expenses incurred by Sprint PCS.

      16.5 REGULATORY POLICY-SETTING PROCEEDINGS. Manager will not intervene in or otherwise participate in a rulemaking, investigation, inquiry, contested case, or similar regulatory policy setting proceedings before a regulatory authority concerning the License or construction, operation, and management of the Service Area Network and the Sprint PCS business operated using the Service Area Network.


                           17. GENERAL PROVISIONS

      17.1 NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this agreement must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested), sent by hand or overnight courier, or sent by facsimile (with acknowledgment received and a copy sent by overnight courier), charges prepaid and addressed as described on the Notice Address Schedule attached to the Master Signature Page, or to any other address or number as the person or entity may from time to time specify by written notice to the other parties.

      All notices and other communications given to a party in accordance with the provisions of this agreement will be deemed to have been given when received.

      17.2 CONSTRUCTION. This agreement will be construed simply according to its fair meaning and not strictly for or against either party.

      17.3 HEADINGS. The table of contents, section and other headings contained in this agreement are for reference purposes only and are not intended to describe, interpret, define, limit or expand the scope, extent or intent of this agreement.

      17.4 FURTHER ACTION. Each party agrees to perform all further acts and execute, acknowledge, and deliver any documents that may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this agreement.

      17.5 COUNTERPART EXECUTION. This agreement may be executed in any number of counterparts with the same effect as if both parties had signed the same document. All counterparts will be construed together and will constitute one agreement.

      17.6 SPECIFIC PERFORMANCE. Each party agrees with the other party that the party would be irreparably damaged if any of the provisions of this agreement were not performed in accordance with their specific terms and that monetary damages alone would not provide an adequate remedy. Accordingly, in addition to any other remedy to which the non-breaching party may be entitled, at law or in equity, the non-breaching party will be entitled to injunctive relief to prevent breaches of this agreement and specifically to enforce the terms and provisions of this agreement.

      17.7 ENTIRE AGREEMENT; AMENDMENTS. The provisions of this agreement, the Services Agreement and the Trademark License Agreements (including the exhibits to those agreements) set forth the entire agreement and understanding between the parties as to the subject matter of this agreement and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this agreement. Except for Sprint PCS' right to amend the Program Requirements in accordance with Section 9.2 and its right to unilaterally modify and amend certain other provisions as expressly provided in this agreement, this agreement may be modified or amended only by a written amendment signed by persons or entities authorized to bind each party and, with respect to the sections set forth on the signature page for Sprint, the persons or entities authorized to bind Sprint.

      17.8 LIMITATION ON RIGHTS OF OTHERS. Except as set forth on the signature page for Sprint, nothing in this agreement, whether express or implied, will be construed to give any person or entity other than the parties any legal or equitable right, remedy or claim under or in respect of this agreement.

      17.9  WAIVERS.

            17.9.1 WAIVERS--GENERAL. The observance of any term of this agreement may be waived (whether generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this agreement, no failure or delay of either party in exercising any power or right under this agreement will operate as a waiver of the power or right, nor will any single or partial exercise of any right or power preclude any other or further exercise of the right or power or the exercise of any other right or power.

            17.9.2 WAIVERS--MANAGERS. Manager is not in breach of any covenant in this agreement and no Event of Termination will have occurred as a result of the occurrence of any event, if Manager had delegated to Sprint Spectrum under the Services Agreement (or any successor to that agreement) responsibility for taking any action necessary to ensure compliance with the covenant or to prevent the occurrence of the event.

            17.9.3 FORCE MAJEURE. Neither Manager nor Sprint PCS, as the case may be, is in breach of any covenant in this agreement and no Event of Termination will have occurred as a result of the occurrence of the event, if such party's non-compliance with the covenant results primarily from:

                  (i) any FCC order or any other injunction issued by any governmental authority impeding the party's ability to comply with the covenant;

                  (ii) the failure of any governmental authority to grant any consent, approval, waiver, or authorization or any delay on the part of any governmental authority in granting any consent, approval, waiver or authorization;

                  (iii) the failure of any vendor to deliver in a timely manner any equipment or services; or

                  (iv) any act of God, act of war or insurrection, riot, fire, accident, explosion, labor unrest, strike, civil unrest, work stoppage, condemnation or any similar cause or event not reasonably within the control of such party.

      17.10 WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

      17.11 BINDING EFFECT. Except as otherwise provided in this agreement, this agreement is binding upon and inures to the benefit of the parties and their respective and permitted successors, transferees, and assigns, including any permitted successor, transferee or assignee of the Service Area Network or of the License. The parties intend that this agreement bind only the party signing this agreement and that the agreement is not binding on the Related Parties of a party unless the agreement expressly provides that Related Parties are bound.

      17.12 GOVERNING LAW. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

      17.13 SEVERABILITY. The parties intend every provision of this agreement to be severable. If any provision of this agreement is held to be illegal, invalid, or unenforceable for any reason, the parties intend that a court enforce the provision to the maximum extent permissible so as to effect the intent of the parties (including the enforcement of the remaining provisions). If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this agreement to replace the unenforceable provision with an enforceable provision that reflects the original intent of the parties.

      17.14 LIMITATION OF LIABILITY. NO PARTY WILL BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL OR PUNITIVE DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE RELATIONSHIP OF THE PARTIES OR THE CONDUCT OF BUSINESS UNDER, OR BREACH OF, THIS AGREEMENT, EXCEPT WHERE SUCH DAMAGES OR LOSS OF PROFITS ARE CLAIMED BY OR AWARDED TO A THIRD PARTY IN A CLAIM OR ACTION AGAINST WHICH A PARTY TO THIS AGREEMENT HAS A SPECIFIC OBLIGATION TO INDEMNIFY ANOTHER PARTY TO THIS AGREEMENT.

      17.15 NO ASSIGNMENT; EXCEPTIONS.

            17.15.1 GENERAL. Neither party will, directly or indirectly, assign this agreement or any of the party's rights or obligations under this agreement without the prior written consent of the other party, except as otherwise specifically provided in this Section 17. Sprint PCS may deny its consent to any assignment or transfer in its sole discretion except as otherwise provided in this Section 17.

      Any attempted assignment of this agreement in violation of this
Section 17.15 will be void and of no effect.

      A party may assign this agreement to a Related Party of the party, except that Manager cannot assign this agreement to a Related Party that is a significant competitor of Sprint, Sprint PCS or their respective Related Parties in the telecommunications business. Except as provided in Section 17.15.5, an assignment does not release the assignor from its obligations under this agreement unless the other party to this agreement consents in writing in advance to the assignment and expressly grants a release to the assignor.

        Except as provided in Section 17.15.5, Sprint PCS must not assign this agreement to any entity that does not also own the License covering the Service Area directly or indirectly through a Related Party. Manager must not assign this agreement to any entity (including a Related Party), unless such entity assumes all rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements.

            17.15.2 ASSIGNMENT RIGHT OF MANAGER TO FINANCIAL LENDER. If Manager is no longer able to satisfy its financial obligations and other duties, then Manager has the right to assign its obligations and rights under this agreement to its Financial Lender, if:

            (a) Manager or Financial Lender provides Sprint PCS at least 10 days advance written notice of such assignment;

            (b) Financial Lender cures or commits to cure any outstanding material breach of this agreement by Manager prior to the end of any applicable cure period. If Financial Lender fails to make a timely cure then Sprint PCS may exercise its rights under Section 11;

            (c) Financial Lender agrees to serve as an interim trustee for the obligations and duties of Manager under this agreement for a period not to exceed 180 days. During this interim period, Financial Lender must identify a proposed successor to assume the obligations and rights of Manager under this agreement;

            (d) Financial Lender assumes all of Manager's rights and obligations under the Services Agreement, the Trademark License Agreements and any related agreements; and

            (e) Financial Lender provides to Sprint PCS advance written notice of the proposed successor to Manager that Financial Lender has identified ("SUCCESSOR NOTICE"). Sprint PCS may give to Financial Lender written notice of Sprint PCS' decision whether to consent to such proposed successor within 30 days after Sprint PCS' receipt of the Successor Notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a proposed successor that:

                  (i) has, in the past, materially breached prior agreements with Sprint PCS or its Related Parties;

                  (ii) is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

                  (iii) does not meet Sprint PCS' reasonable credit criteria;

                  (iv) fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License Agreements; or

                  (v) refuses to assume the obligations of Manager under this Agreement, the Services Agreement, the Trademark License Agreements and any related agreements.

      If Sprint PCS fails to provide a response to Financial Lender within 30 days after receiving the Successor Notice, then the proposed successor is deemed rejected. Any Financial Lender disclosed on the Build-out Plan on
Exhibit 2.1 is deemed acceptable to Sprint PCS.

            17.15.3 CHANGE OF CONTROL RIGHTS. If there is a Change of Control of Manager, then:

            (a) Manager must provide to Sprint PCS advance written notice detailing relevant and appropriate information about the new ownership interests effecting the Change of Control of Manager.

            (b) Sprint PCS must provide to Manager written notice of its decision whether to consent to or reject the proposed Change of Control within 30 days after its receipt of such notice. Sprint PCS may not unreasonably withhold such consent, except that Sprint PCS is not required to consent to a Change of Control in which:

                  (i) the final controlling entity or any of its Related Parties has in the past materially breached prior agreements with Sprint PCS or its Related Parties;

                  (ii) the final controlling entity or any of its Related Parties is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business;

                  (iii) the final controlling entity does not meet Sprint PCS' reasonable credit criteria;

                  (iv) the final controlling entity fails to execute an assignment of all relevant documents related to this agreement including the Services Agreement and the Trademark License
      Agreements; or

                  (v) the final controlling entity or its Related Parties refuse to assume the obligations of Manager under this agreement.

            (c) In the event that Sprint PCS provides notice that it does not consent to the Change of Control, Manager is entitled to either:

                  (i) contest such determination pursuant to the dispute resolution procedure in Section 14; or

                  (ii) abandon the proposed Change of Control.

            (d)   Nothing in this agreement requires Sprint PCS' consent to:

                  (i) a public offering of Manager that does not result in a Change of Control (i.e., a shift from one party being in control to no party being in control is not a Change of Control); or

                  (ii) a recapitalization or restructuring of the ownership interests of Manager that Manager determines is necessary to:

                        (A) facilitate the acquisition of commercial
            financing and lending arrangements that will support Manager's operations and efforts to fulfill its obligations under this agreement; and

                        (B) does not constitute a Change of Control.

            (e) "CHANGE OF CONTROL" means that in any one transaction or series of related transactions occurring during any 365-day period, the ultimate parent entity of the Manager changes. The ultimate parent entity is to be determined using the Hart-Scott-Rodino Antitrust Improvements Act of 1976 rules. A Change of Control does not occur if:

                  (i) a party changes the form of its organization without materially changing their ultimate ownership (e.g., converting from a limited partnership to a limited liability company); or

                  (ii) one of the owners of the party on the date of this agreement or on the date of the closing of Manager's initial equity offering for purposes of financing its obligations under this agreement ultimately gains control over the party, unless such party is a significant competitor of Sprint PCS or its Related Parties in the telecommunications business.

            17.15.4 RIGHT OF FIRST REFUSAL. Notwithstanding any other provision in this agreement, Manager grants Sprint PCS the right of first refusal described below. If Manager determines it wishes to sell an Offered Interest, upon receiving any Offer to purchase an Offered Interest, Manager agrees to promptly deliver to Sprint PCS an Offer Notice. The Offer Notice is deemed to constitute an offer to sell to Sprint PCS, on the terms set forth in the Offer, all but not less than all of the Offered Interest. Sprint PCS will have a period of 60 days from the date of the Offer Notice to notify Manager that it agrees to purchase the Offered Interest on such terms. If Sprint PCS timely agrees in writing to purchase the Offered Interest, the parties will proceed to consummate such purchase not later than the 180th day after the date of the Offer Notice. If Sprint PCS does not agree within the 60-day period to purchase the Offered Interest, Manager will have the right, for a period of 120 days after such 60th day, subject to the restrictions set forth in this Section 17, to sell to the person or entity identified in the Offer Notice all of the Offered Interest on terms and conditions no less favorable to Manager than those set forth in the Offer. If Manager fails to sell the Offered Interest to such person or entity on such terms and conditions within such 120-day period, Manager will again be subject to the provisions of this Section 17.15.4 with respect to the Offered Interest.

            17.15.5 TRANSFER OF SPRINT PCS NETWORK. Sprint PCS may sell, transfer or assign the Sprint PCS Network, including its rights and obligations under this agreement, the Services Agreement and any related agreements, to a third party without Manager's consent so long as the third party assumes the rights and obligations under this agreement and the Services Agreement. Manager agrees that Sprint PCS and its Related Parties will be released from any and all obligations under and with respect to any and all such agreements upon such sale, transfer or assignment in accordance with this Section 17.15.5, without the need for Manager to execute any document to effect such release.

      17.16 PROVISION OF SERVICES BY SPRINT SPECTRUM. As described in the Recitals, the party or parties to this agreement that own the Licenses are referred to in this agreement as "SPRINT PCS." Sprint Spectrum will provide most or all of the services required to be provided by Sprint PCS under this agreement on behalf of Sprint PCS, other than the services to be rendered by Manager. For example, Sprint Spectrum is the party to the contracts relating to the national distribution network, the roaming and long distance services, and the procurement arrangements. Accordingly, Sprint PCS and Manager will deal with Sprint Spectrum to provide many of the attributes of the Sprint PCS Network.

      17.17 NUMBER PORTABILITY. Manager understands that the manner in which customers are assigned to the Service Area Network could change as telephone numbers become portable without any relation to the service area in which they are initially activated. To the extent the relationship between NPA-NXX and the Service Area changes, Sprint PCS will develop an alternative system to attempt to assign customers who primarily live and work in the Service Area to the Service Area. The terms of this agreement will be deemed to be amended to reflect the new system that Sprint PCS develops.

      17.18 DISCLAIMER OF AGENCY. Neither party by this agreement makes the other party a legal representative or agent of the party, nor does either party have the right to obligate the other party in any manner, except if the other party expressly permits the obligation by the party or except for provisions in this agreement expressly authorizing one party to obligate the other.

      17.19 INDEPENDENT CONTRACTORS. The parties do not intend to create any partnership, joint venture or other profit-sharing arrangement, landlord-tenant or lessor-lessee relationship, employer-employee relationship, or any other relationship other than that expressly provided in this agreement. Neither party to this agreement has any fiduciary duty to the other party.

      17.20 EXPENSE. Each party bears the expense of complying with this agreement except as otherwise expressly provided in this agreement. The parties must not allocate any employee cost or other cost to the other party, except as otherwise provided in the Program Requirements or to the extent the parties expressly agree in advance to the allocation.

      17.21 GENERAL TERMS. (a) This agreement is to be interpreted in accordance with the following rules of construction:

            (i) The definitions in this agreement apply equally to both the singular and plural forms of the terms defined unless the context otherwise requires.

            (ii) The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation".

            (iii) All references in this agreement to Sections and Exhibits are references to Sections of, and Exhibits to, this agreement, unless otherwise specified; and

            (iv) All references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations), unless the context otherwise requires.

            (b) Any reference in this agreement to a "day" or number of "days" (without the explicit qualification of "BUSINESS") is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and the calendar day is not a Business Day, then the action or notice may be taken or given on the next Business Day.

      17.22 CONFLICTS WITH OTHER AGREEMENTS. The provisions of the Management Agreement govern over those of the Services Agreement if the provisions contained in this agreement conflict with analogous provisions in the Services Agreement. The provisions of each Trademark License Agreement governs over those of this agreement if the provisions contained in this agreement conflict with analogous provisions in a Trademark License Agreement.

      17.23 ANNOUNCED TRANSACTION. Sprint Enterprises, L.P., TCI Telephony Services, Inc., Comcast Telephony Services and Cox Telephony Partnership have executed a Restructuring and Merger Agreement and related agreements that provide for restructuring the ownership of Sprint Spectrum L.P., SprintCom, Inc., PhillieCo Partners I, L.P., and Cox Communications PCS, L.P. Upon consummation of the transactions contemplated by those agreements, Sprint would control each of the four entities. While Sprint and Sprint PCS anticipate the proposed transactions will be consummated, there can be no assurances.

      17.24 ADDITIONAL TERMS AND PROVISIONS. Certain additional and supplemental terms and provisions of this agreement, if any, are set forth in the Addendum to Sprint PCS Management Agreement attached hereto and incorporated herein by this reference. Manager represents and warrants that the Addendum also describes all existing contracts and arrangements (written or verbal) that relate to or affect the rights of Sprint PCS or Sprint under this agreement (e.g., agreements relating to long distance telephone services (Section 3.4) or backhaul and transport services (Section 3.7)).

      17.25 MASTER SIGNATURE PAGE. Each party agrees that it will execute the Master Signature Page that evidences such party's agreement to execute, become a party to and be bound by this agreement, which document is incorporated herein by reference.


             SPRINT PCS/ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                           MASTER SIGNATURE PAGE

            This Master Signature Page is dated and effective as of June 8, 1998 (the "Effective Date"). This document provides the means by which each of the undersigned entities executes and becomes a party to and bound by, to the extent set forth above such party's signature, the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement. This document may be executed in one or more counterparts. The Notice Address Schedule attached to this document sets forth the addresses to which notices should be sent under the agreements.

            THE MANAGEMENT AGREEMENT AND THE SERVICES AGREEMENT
             CONTAIN BINDING ARBITRATION PROVISIONS THAT MAY BE
                ENFORCED BY THE PARTIES TO THOSE AGREEMENTS


                            SPRINT SPECTRUM L.P.

            For and in consideration of the covenants contained in the Management Agreement, Services Agreement and Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Spectrum L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Sprint Spectrum L.P. of this Master Signature Page has the same force and effect as if Sprint Spectrum L.P. executed individually each of the Executed Agreements.

                         SPRINT SPECTRUM L.P.

                         By:  /s/ Bernard A. Bianchino
                              -------------------------------------------

                         Bernard A. Bianchino,
                         Chief Business Development Officer


                     SPRINT COMMUNICATIONS COMPANY L.P.

            For and in consideration of the covenants contained in the Management Agreement, Sprint Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Communications Company, L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date; provided, that Sprint Communications Company, L.P. only agrees to be bound by and perform its obligations under, and will enjoy the benefits given to it under the Management Agreement with respect to only those provisions that expressly apply to Sprint Communications Company, L.P., including its obligations and benefits under Sections 2, 3 and 10. The execution by Sprint Communications Company, L.P. of this Master Signature Page has the same force and effect as if Sprint Communications Company, L.P. executed individually each of the Executed Agreements.

                                    SPRINT COMMUNICATIONS COMPANY, L.P.

                                    By:  /s/William R. Blessing
                                         ------------------------------

                                          William R. Blessing
                                          Vice President, Wireless


                  ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

            For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Roberts Wireless Communications, L.L.C. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Roberts Wireless Communications, L.L.C. of this Master Signature Page has the same force and effect as if Roberts Wireless Communications, L.L.C. executed individually each of the Executed Agreements.

                              ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                              By:   /s/ Michael V. Roberts
                                    ---------------------------------

                              Name:     Michael V. Roberts
                              Title:    Chairman & CEO
                                        Managing Member


                          NOTICE ADDRESS SCHEDULE

            The addresses to which notice is to be sent pursuant to Section
17.1 of the Management Agreement, Section 9.1 of the Services Agreement,
Section 15.1 of the Sprint Trademark and Service Mark License Agreement, or
Section 15.1 of the Sprint Spectrum Trademark and Service Mark License Agreement are as follows:

SPRINT SPECTRUM, L.P.
4900 Main, 12th Floor         with a copy to:   4900 Main, 12th Floor
Kansas City, Missouri 64112                     Kansas City, Missouri 64112
Telephone: (816) 559-1000                       Telephone: (816) 559-1000
Telecopier: (816) 559-1290                      Telecopier: (816) 559-2591
Attention: Chief Executive Officer              Attention: General Counsel

SPRINT COMMUNICATIONS COMPANY, L.P. (and notices regarding the Sprint Brands)
-----------------------------------
c/o Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
Telephone: (913) 624-3326
Telecopier: (913) 624-8233
Attention: Corporate Secretary
Mail Stop: KSWESA0110

ROBERTS WIRELESS COMMUNICATIONS, L.L.C.
---------------------------------------
1408 North Kingshighway, Suite 300
St. Louis, Missouri 63113
Telephone: (314) 367-4600
Telecopier: (314) 367-0174
Attention: Kay L. Gabbert





                                 ADDENDUM I
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT




Manager:          Roberts Wireless Communications, L.L.C.

Service Area:     Springfield, MO BTA; Joplin, MO BTA;
                  Cape Girardeau, MO BTA; Poplar Bluff, MO BTA;
                  West Plains, MO BTA; Rolla, MO BTA; Sedalia, MO BTA;
                  St. Joseph, MO BTA; Quincy, MO BTA; Kirksville, MO BTA


         This Addendum contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement (the "MANAGEMENT AGREEMENT") entered into contemporaneously with and by the same parties as this Addendum. The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement continues in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum have the meanings ascribed to them in the Management Agreement. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

         POTENTIAL EXPANSION OF SERVICE AREA AND SALE OF OPERATING ASSETS. Sprint PCS will consider including the Columbia, MO BTA and/or the Jefferson City, MO BTA in the Service Area and selling to Manager the Operating Assets used by Sprint PCS in providing service in such BTAs; provided, that nothing in this paragraph will be construed as imposing any obligation or duty upon Sprint PCS to include such BTAs or to make such a sale, and Sprint PCS may elect not to include such BTAs or make such a sale for any reason in its sole discretion. Manager acknowledges that if such a transaction were to be agreed upon Manager will be obligated to construct a network adequate to cover the existing service area of any Sprint local exchanges in the Jefferson City, MO BTA.


         [The remainder of this page is intentionally left blank.]


                    SPRINT COMMUNICATIONS COMPANY, L.P.

         For and in consideration of the covenants contained in the Management Agreement, Sprint Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sprint Communications Company, L.P. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date; provided, that Sprint Communications Company, L.P. only agrees to be bound by and perform its obligations under, and will enjoy the benefits given to it under the Management Agreement, with respect to only those provisions that expressly apply to Sprint Communications Company, L.P., including its obligations and benefits under Sections 2, 3 and 10. The execution by Sprint Communications Company, L.P. of this Master Signature Page has the same force and effect as if Sprint Communications Company, L.P. executed individually each of the Executed Agreements.

                           SPRINT COMMUNICATIONS COMPANY, L.P.

                           By:  /s/ William R. Blessing
                                ------------------------------
                                    William R. Blessing
                                    Vice President, Wireless


                  ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

         For and in consideration of the covenants contained in the Management Agreement, Services Agreement, Sprint Trademark and Service Mark License Agreement, Sprint Spectrum Trademark and Service Mark License Agreement, and Addendum I to the Management Agreement (collectively, the "Executed Agreements"), and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Roberts Wireless Communications, L.L.C. executes, becomes a party to, and agrees to be bound by and to perform its obligations under each of the Executed Agreements as of the Effective Date. The execution by Roberts Wireless Communications, L.L.C. of this Master Signature Page has the same force and effect as if Roberts Wireless Communications, L.L.C. executed individually each of the Executed Agreements.

                            ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                            By:  /s/ Michael V. Roberts
                               ------------------------------------
                            Name:    Michael V. Roberts
                            Title:   Chairman & CEO
                                     Managing Member



                          NOTICE ADDRESS SCHEDULE

         The addresses to which notice is to be sent pursuant to Section
17.1 of the Management Agreement, Section 9.1 of the Services Agreement,
Section 15.1 of the Sprint Trademark and Service Mark License Agreement, or
Section 15.1 of the Sprint Spectrum Trademark and Service Mark License Agreement are as follows:

SPRINT SPECTRUM, L.P.
4900 Main, 12th Floor              with a copy to:  4900 Main, 12th Floor
Kansas City, Missouri 64112                         Kansas City, Missouri 64112
Telephone: (816) 559-1000                           Telephone: (816) 559-1000
Telecopier: (816) 559-1290                          Telecopier: (816) 559-2591
Attention: Chief Executive Officer                  Attention: General Counsel


SPRINT COMMUNICATIONS COMPANY, L.P. (and notices regarding the Sprint Brands)
-----------------------------------
c/o Sprint Corporation
2330 Shawnee Mission Parkway
Westwood, Kansas 66205
Telephone: (913) 624-3326
Telecopier: (913) 624-8233
Attention: Corporate Secretary
Mail Stop: KSWESA0110


ROBERTS WIRELESS COMMUNICATIONS, L.L.C.
---------------------------------------
1408 North Kingshighway, Suite 300
St. Louis, Missouri 63113
Telephone: (314) 367-4600
Telecopier: (314) 367-0174
Attention: Kay L. Gabbert





                                ADDENDUM II
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                       Dated as of October 6, 1998



Manager:          Roberts Wireless Communications, L.L.C.

Service Area:     Springfield, MO BTA; Joplin, MO BTA; Cape
                  Girardeau, MO BTA; Poplar Bluff, MO BTA; West Plains, MO
                  BTA; Rolla, MO BTA, Sedalia, MO, BTA; St. Joseph, MO BTA,
                  Quincy, IL BTA; Kirksville, MO BTA; Columbia, MO BTA;
                  Jefferson City, MO BTA; Pittsburg, KS BTA; Carbondale, IL
                  BTA


         This Addendum II, dated as of October 6, 1998, supersedes and replaces in its entirety Addendum I to that certain Sprint PCS Management Agreement (the "MANAGEMENT AGREEMENT") entered into as of June 8, 1998 by the same parties as this Addendum II.

         This Addendum II contains certain additional and supplemental terms and provision of the Management Agreement. The terms and provisions of this Addendum II control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum II, the Management Agreement continues in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum II have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

         1. MODIFICATION OF BUILD-OUT PLAN. Exhibit 2.1 to the Management Agreement is hereby superseded and replaced in its entirety by Amended
Exhibit 2.1 attached to this Addendum II.

         2. SIMULTANEOUS EXECUTION OF ASSET SALE AGREEMENT. Sprint PCS agrees to sell, assign or otherwise transfer to Manager the existing network-related assets and leases in the Columbia, MO BTA and the Jefferson City, MO BTA, which assets are more specifically described in the form of Asset Purchase Agreement attached to this Addendum II. Such transfer will be on the terms and conditions set forth in such attached Asset Purchase Agreement.

         In addition to the transfer of assets described in the Asset Purchase Agreement, Manager will be responsible for all costs associated with the backhaul of all Columbia-Jefferson City traffic through the Sprint PCS St. Louis switch until the earlier of (a) such time as Manager has their own switch available to handle such traffic or (b) June 1, 1999. Manager has financial responsibility for all backhaul and interconnection costs, including all installation expenses, pre-paid expenses, and recurring expenses related to these connectivity requirements, including any long-term commitments. Also, Manager will be responsible for all transition costs of converting existing connections from the Sprint PCS St. Louis switch to Manager switch, including any charges for hardware, leased-lines, installation, etc.

         3. DESIGNATION OF SELECTED SERVICES. For the interim period, Manager will designate their Selected Services under Option 1, "Sprint PCS Provided", and will be charged a price (to be determined) per Minute Of Use for utilization of the Sprint PCS switch. At that point when Manager transfers Columbia-Jefferson City backhaul traffic to their own switch, Manager will revert to the Selected Services Option 2, "Sprint PCS Provided but Manager provides switching", as originally agreed to in Exhibit 2.1.2, Designation of Selected Services.

         4. COMPLETION OF NEW BTA BUILDS. By December 15, 1998 Manager will complete construction of the portions of the Service Area Network that are located in the Columbia, MO BTA and the Jefferson City, MO BTA and described in the Amended Exhibit 2.1 attached to this Addendum II. Sprint PCS will complete the build-out of these markets, and Manager agrees to pay for this completion using the same payment formula as provided for in the Asset Purchase Agreement. Manager agrees that the completion of the build-out of the 23 cell sites referenced in the Asset Purchase Agreement no later than December 15, 1998 is part of the Manager's amended Build-out Plan, and as such, is a material term of the Management Agreement.

         5. SPRINT LTD COVERAGE. Roberts Wireless agrees, if requested to do so by Sprint, to build wireless PCS service coverage for up to the entirety of the geographic area covered by the following Sprint Local Telephone Division exchanges in the Jefferson City Sprint service area:

                                    Exchange
                                    --------
                                    New Bloomfield
                                    Holts Summit
                                    Jefferson City
                                    Centertown
                                    California
                                    Russelville
                                    Taos
                                    Brazito
                                    St. Thomas
                                    Eugene


         IN WITNESS WHEREOF, the parties have caused this Addendum II to be executed as of the date first above written.


                               SPRINT SPECTRUM L.P.


                               By: /s/ Bernie Bianchino
                                   --------------------------------------
                               Name:   Bernie Bianchino
                               Title:  Chief Business Development Officer



                               ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                               By: /s/ Michael V. Roberts
                                   --------------------------------------
                               Name:   Michael V. Roberts
                               Title:  Chairman & CEO



                                ADDENDUM III
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                        Dated as of January 21, 1999



Manager:          Roberts Wireless Communications, L.L.C.

Service Area:     Springfield, MO BTA; Joplin, MO BTA; Cape
                  Girardeau, MO BTA; Poplar Bluff, MO BTA; West Plains, MO
                  BTA; Rolla, MO BTA, Sedalia, MO BTA; St. Joseph, MO BTA,
                  Quincy, IL BTA; Kirksville, MO BTA; Columbia, MO BTA;
                  Jefferson City, MO BTA; Pittsburg, KS BTA; Carbondale, IL
                  BTA.


         This Addendum III, dated as of January 21, 1999, supersedes and replaces in its entirety Addendum II to that certain Sprint PCS Management Agreement (the "MANAGEMENT AGREEMENT") entered into as of September 23, 1998 by the same parties as this Addendum III.

         This Addendum III contains certain additional and supplemental terms and provision of the Management Agreement. The terms and provisions of this Addendum III control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum III, the Management Agreement continues in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum III have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

         1. MODIFICATION OF BUILD-OUT PLAN. Exhibit 2.1 to the Management Agreement is hereby superseded and replaced in its entirety by Amended
Exhibit 2.1 attached to this Addendum III.

         2. SIMULTANEOUS EXECUTION OF ASSET SALE AGREEMENT. Sprint PCS agrees to sell, assign or otherwise transfer to Manager and Manager agrees to acquire the existing network-related assets and leases in the Columbia, MO BTA and the Jefferson City, MO BTA, which assets are more specifically described in the form of Amended Asset Purchase Agreement attached to this Addendum III. Such transfer will be on the terms and conditions set forth in such attached Amended Asset Purchase Agreement.

         3. BACKHAUL AND INTERCONNECTION. Manager will own and have in operation a switch capable of switching traffic for the Service Area Network on or before October 1, 1999. For the period from the Closing Date (as defined in the Amended Asset Purchase Agreement) until the earlier of
(a) such time as Manager has its own switch available to handle such traffic or (b) October 1, 1999, Manager will be responsible for all backhaul and interconnection costs associated with the backhaul of all Columbia-Jefferson City traffic through the Sprint PCS St. Louis switch. Also, Manager will be responsible for all transition costs of converting existing connections from the Sprint PCS St. Louis switch to Manager switch, including any charges for hardware, leased-lines, installation, etc.

         4. DESIGNATION OF SELECTED SERVICES. For the period from January 21, 1999 until Manager has its switch in place and operational, Manager will designate its Selected Services under Option 1, "Sprint PCS Provided", and will be charged a price of $16,000 per month for utilization of the Sprint PCS switch. At that point when Manager transfers Columbia-Jefferson City backhaul traffic to its own switch, Manager will revert to the Selected Services Option 2, "Sprint PCS Provided but Manager provides switching", as originally agreed to in Exhibit 2.1.2, Designation of Selected Services.

         5. COLUMBIA MO BTA AND JEFFERSON CITY BTA BUILD-OUT. The parties agree that build-out of the Columbia, MO and Jefferson City, MO BTAs will be substantially completed by Sprint PCS prior to January 21, 1999. Manager agrees to acquire the Sprint PCS assets as described in the Amended Asset Purchase Agreement and located in the Columbia and Jefferson City, MO BTAs for the amount set forth in the Amended Asset Purchase Agreement (the "TRANSFERRED ASSETS"). Completion of acquisition of the Transferred Assets is a material term of the Management Agreement and upon failure to complete this acquisition under the terms of the Amended Asset Purchase Agreement Sprint PCS may deem such failure to be a breach of the Management Agreement by Manager.

         6. COMPLETION OF ASSET TRANSFER. If the transactions contemplated in the Amended Asset Purchase Agreement are not completed on or before April 21, 1999, then (i) Sprint PCS will acquire from Manager all customers with an NPA-NXX in the Columbia, MO and Jefferson City, MO BTAs at a price calculated using the Sprint PCS standard methodology for subscriber valuation and (ii) both the Service Area listed above and the Service Area Network described on Exhibit 2.1 to this Addendum III will be automatically modified to exclude the Columbia, MO and Jefferson City, MO BTAs without any further action required on the part of either Sprint PCS or Manager.

         7. RIGHT OF SPRINT PCS TO RE-PURCHASE TRANSFERRED ASSETS. The parties agree that at any time prior to the completion by Manager of Phase 2 of the Build-Out Plan and integration of the Phase 2 build and the Transferred Assets into switch of Manager (the "SWITCH INTEGRATION") should Manager breach the Management Agreement Sprint PCS shall have the right to buy back all Transferred Assets at a Purchase Price, as indicated in the Asset Purchase Agreement, and to acquire all subscribers with an NPA-NXX located in the Columbia or Jefferson City BTAs at a price calculated using the Sprint PCS standard methodology for subscriber valuation. If Sprint PCS declares a breach of the Management Agreement, and such declaration results in Sprint PCS exercising its purchase rights under Section 11.6.1 of the Management Agreement prior to the Switch Integration, then the valuation used to determine the Entire Business Value will not include any of the Transferred Assets.

         8. SPRINT LTD COVERAGE. Roberts Wireless agrees, if requested to do so by Sprint, to build wireless PCS service coverage for up to the entirety of the geographic area covered by the following Sprint Local Telephone Division exchanges in the Jefferson City Sprint service area:

         Exchange
         --------
         New Bloomfield
         Holts Summit
         Jefferson City
         Centertown
         California
         Russelville
         Taos
         Brazito
         St. Thomas
         Eugene

         IN WITNESS WHEREOF, the parties have caused this Addendum II to be executed as of the date first above written.


                                SPRINT SPECTRUM L.P.


                                By: /s/ Bernie Bianchino
                                    -------------------------------------
                                Name:  Bernie Bianchino
                                Title: Chief Business Development Officer



                                ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                                By: /s/ Michael V. Roberts
                                    ---------------------------
                                Name:   Michael V. Roberts
                                Title:  Chairman & CEO



                                ADDENDUM IV
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                       Dated as of September 8, 1999



Manager:          ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

Service Area:     Springfield, MO BTA; Joplin, MO BTA; Cape
                  Girardeau, MO BTA; Poplar Bluff, MO BTA; West Plains, MO
                  BTA; Rolla, MO BTA, Sedalia, MO BTA; St. Joseph, MO BTA,
                  Quincy, IL BTA; Kirksville, MO BTA; Columbia, MO BTA;
                  Jefferson City, MO BTA; Pittsburg, KS BTA; Carbondale, IL
                  BTA.


         This Addendum IV contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of January 21, 1999 by the same parties as this Addendum IV, as modified from time to time (the "MANAGEMENT AGREEMENT").

         The terms and provisions of this Addendum IV control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum IV, the Management Agreement and all prior addenda continue in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum IV have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

         1. MODIFICATION OF BUILD-OUT PLAN. Exhibit 2.1 to the Management Agreement is hereby superseded and replaced in its entirety by an Amended
Exhibit 2.1 (Revised 8/11/99) attached to this Addendum IV.

         2. BACKHAUL AND INTERCONNECTION. Section 3 of Addendum III is deleted in its entirety and replaced by the following language:

Manager will own and have in operation a switch capable of switching traffic for the Service Area Network on or before December 31, 1999. In addition, on or before December 31, 1999, Manager will no longer need use of 23 ports on the Sprint PCS St. Louis switch. For the period from the Closing Date (as defined in the Second Amended Asset Purchase Agreement) until the earlier of (a) such time as Manager has its own switch available to handle such traffic or (b) December 31, 1999, Manager will be responsible for all backhaul and interconnection costs associated with the backhaul of all Columbia-Jefferson City traffic through the Sprint PCS St. Louis switch. Backhaul costs during this period are addressed by the First Amendment to Interim Network Operating Agreement. Interconnection costs for backhaul through the Sprint PCS St. Louis switch are covered through Manager's current settlement invoice.

         3. USE OF LOAN PROCEEDS. Sprint PCS is entering into that certain Consent and Agreement with Lucent Technologies Inc. ("LUCENT") (which Consent and Agreement, as amended and modified from time to time, is referred to as the "LUCENT CONSENT AND AGREEMENT") to enable Manager to obtain a loan (the "LOAN") from Lucent and its successors and assigns (collectively, the "LENDER"). Manager agrees that notwithstanding the permitted uses of the proceeds of the Loan, it will not use the proceeds from any loan or other obligation to which the Lucent Consent and Agreement relates or from any other loan or extension of credit to which the Lucent Consent and Agreement relates for any purpose other than to construct and operate the Service Area Network within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement.

         4. CONSENT AND AGREEMENT NOT ASSIGNABLE. Except as expressly required or permitted in the Lucent Consent and Agreement, Manager may not assign the Lucent Consent and Agreement.

         5. NOTICES. Manager agrees to promptly give Sprint PCS a copy of any notice Manager receives from the Administrative Agent or any Lender (as those terms are defined in the Lucent Consent and Agreement) and a copy of any notice Manager gives to the Administrative Agent or any Lender. Sprint PCS agrees to promptly give Manager a copy of any notice that Sprint PCS gives to any of such persons.

         6. SALE OF OPERATING ASSETS OR LICENSES. Manager agrees that in the event any Related Party obtains any Operating Assets or any [license], such Related Party will execute an agreement that provides that such Related Party will sell its Operating Assets and such licenses as required under the Management Agreement, the Lucent Consent and Agreement, a foreclosure sale or a bankruptcy proceeding as if such Related Party were the Manager. The failure of such Related Party to execute such an agreement shall constitute an Event of Termination.

         7. NO DEFAULTS UNDER CREDIT DOCUMENTS OR SPRINT AGREEMENTS. Manager warrants and represents that as of the date hereof, no Default or Event of Default under any of the Credit Documents has occurred, and no Event of Termination under the Management Agreement or event that if not cured, or if notice were to be provided, would constitute an Event of Termination under the Management Agreement, has occurred.

         8. COUNTERPARTS. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.



         [The remainder of this page is intentionally left blank.]



         IN WITNESS WHEREOF, the parties have caused this Addendum IV to be executed as of the date first above written.


                                SPRINT SPECTRUM L.P.


                                By: /s/ Bernard A. Bianchino
                                    --------------------------------
                                        Bernard A. Bianchino
                                        Chief Business Development Officer

                                WIRELESSCO, L.P.


                                By: /s/ Bernard A. Bianchino
                                    ----------------------------------
                                        Bernard A. Bianchino
                                        Chief Business Development Officer


                                SPRINT COMMUNICATIONS COMPANY, L.P.


                                 By: /s/ Thomas E. Weigman
                                     ----------------------------------
                                         Thomas E. Weigman,
                                         Senior Vice President,
                                         Consumer Marketing Strategy and
                                           Communications

                                ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                                 By: /s/ Steven C. Roberts
                                     ----------------------------------
                                 Name: Steven C. Roberts
                                 Title: Member





                                 ADDENDUM V
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                       Dated as of February 17, 2000



Manager:                   Roberts Wireless Communications, L.L.C.

Service Area:

         Missouri
         --------
                           Cape Girardeau            BTA No. 66
                           Columbia                  BTA No. 90
                           Jefferson City            BTA No. 217
                           Joplin                    BTA No. 220
                           Kirksville                BTA No. 230
                           Poplar Bluff              BTA No. 355
                           Rolla                     BTA No. 383
                           St. Joseph                BTA No. 393
                           Sedalia                   BTA No. 414
                           Springfield               BTA No. 428
                           West Plains               BTA No. 470

         Kansas            Pittsburg                 BTA No. 349
         --------

         Illinois          Carbondale                BTA No. 67
         ---------         Quincy                    BTA No. 367


         This Addendum V contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of January 21, 1999 by the same parties as this Addendum V, as modified from time to time (the "MANAGEMENT AGREEMENT").

         The terms and provisions of this Addendum V control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum V, the Management Agreement and all prior addenda continue in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum V have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

         1. MODIFICATION OF BUILD-OUT PLAN. Exhibit 2.1 to the Management Agreement is hereby superseded and replaced in its entirety by an Amended
Exhibit 2.1 (Revised Effective 1/1/00) (the "AMENDED EXHIBIT") attached to this Addendum V. The failure of Manager to meet the modified build plan as set forth in the Amended Exhibit, except for delays caused by the events described in Section 17.9.3 of the Management Agreement, will be deemed to be a breach of the Management Agreement; Sprint PCS shall have the right to exercise immediately any remedies available to it; and Manager will not have the cure periods set forth in Section 11.3.3.

         2. BACKHAUL AND INTERCONNECTION. Section 3 of Addendum III is deleted in its entirety and replaced by the following language:

     Manager will own and have in operation a switch capable of switching traffic for the Service Area Network on or before February 25, 2000. For the period from the Closing Date (as defined in the Second Amended Asset Purchase Agreement) until the earlier of (a) such time as Manager discontinues use of the 23 ports on the Sprint PCS St. Louis switch or (b) June 15, 2000, Manager will be responsible for all backhaul and interconnection costs associated with the backhaul of all Columbia-Jefferson City traffic through the Sprint PCS St. Louis switch. Backhaul costs during this period are addressed by the First Amendment to Interim Network Operating Agreement. Interconnection costs for backhaul through the Sprint PCS St. Louis switch are covered through Manager's current settlement invoice.

         3. DESIGNATION OF SELECTED SERVICES. Section 4 of Addendum III is deleted in its entirety and replaced by the following language:

     For the period from January 21, 1999 until the earlier of (a) such time as Manager discontinues use of the 23 ports on the Sprint PCS St. Louis switch or (b) June 15, 2000, Manager will designate its Selected Services for the Columbia-Jefferson City area under Option 1, "Sprint PCS Provided." For the period from January 1, 2000 to March 31, 2000, Manager will be charged a price of $16,000 per month for use of Sprint PCS's St. Louis switch. The price to be charged after March 31, 2000 has yet to be determined but will increase due to capacity increases required at the switch and extended use of the switch. As of April 1, 2000, the price will be no less that $32,000 per month, and may be increased over time until Manager operates its own switch for the Columbia-Jefferson City backhaul traffic. At the point when Manager transfers Columbia-Jefferson City backhaul traffic to its own switch, Manager will change to Selected Services Option 2, "Sprint PCS Provided but Manager provides switching," for this area, as originally agreed to in Exhibit 2.1.2, Designation of Selected Services. Manager will designate Selected Services for additional markets under Option 2 from market launch forward.



          (The remainder of this page is intentionally left blank)



         IN WITNESS WHEREOF, the parties have caused this Addendum V to be executed as of the date first above written.



                        SPRINT SPECTRUM L.P.


                        By: /s/ Bernard A. Bianchino
                           ---------------------------------------------
                                Bernard A. Bianchino
                                Senior Vice President and Chief Business
                                Development Officer - Sprint PCS


                        WIRELESSCO, L.P.


                        By: /s/ Bernard A. Bianchino
                           ---------------------------------------------
                                Bernard A. Bianchino
                                Senior Vice President and Chief Business
                                Development Officer - Sprint PCS


                       SPRINT COMMUNICATIONS COMPANY, L.P..


                        By: /s/ Don A. Jensen
                           ------------------------------------------
                                Don A. Jensen,
                                Vice President - Law


                       ROBERTS WIRELESS COMMUNICATIONS, L.L.C.


                       By: /s/ Michael V. Roberts
                          -------------------------------------------
                          Name:  Michael V. Roberts
                          Title: Chairman and CEO



                                ADDENDUM VI
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                          Dated as of May 5, 2000

Manager:                   Roberts Wireless Communications, L.L.C.

Service Area:

         Missouri                   Cape Girardeau              BTA No. 66
         --------                   Columbia                    BTA No. 90
                                    Jefferson City              BTA No. 217
                                    Joplin                      BTA No. 220
                                    Kirksville                  BTA No. 230
                                    Poplar Bluff                BTA No. 355
                                    Rolla                       BTA No. 383
                                    St. Joseph                  BTA No. 393
                                    Sedalia                     BTA No. 414
                                    Springfield                 BTA No. 428
                                    West Plains                 BTA No. 470


         Kansas                     Pittsburg                   BTA No. 349
         ------

         Illinois                   Carbondale                  BTA No. 67
         ---------                  Quincy                      BTA No. 367



EXPANSION SERVICE AREA BTAS:

                                    Kansas City BTA             BTA No. 226
                                   (Atchison County, KS only)


         This Addendum VI contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of January 21, 1999 by the same parties as this Addendum V, as modified from time to time (the "MANAGEMENT AGREEMENT").

         The terms and provisions of this Addendum VI control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum VI, the Management Agreement and all prior addenda continue in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum VI have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

                  1. EXPANDED SERVICE AREA. The Manager's Service Area is expanded to include the following BTAs:

                     Kansas City BTA (Atchison County, KS only)  BTA No. 226

                  2. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety, together with their respective rights and obligations thereunder, the Management Agreement, the Services Agreement and the License Agreements.

                  3. COUNTERPARTS. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties have caused this Addendum VI to be executed as of the date first above written.

                         SPRINT SPECTRUM L.P.

                         By: /s/ Bernard A. Bianchino
                            ------------------------------------------
                                 Bernard A. Bianchino
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS

                         WIRELESSCO, L.P.

                         By: /s/ Bernard A. Bianchino
                            ------------------------------------------
                                 Bernard A. Bianchino
                                 Senior Vice President and Chief Business
                                 Development Officer - Sprint PCS

                         SPRINT COMMUNICATIONS COMPANY, L.P.

                         By: /s/ Don A. Jensen
                            ------------------------------------------
                                 Don A. Jensen,
                                 Vice President - Law

                         ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                          By: /s/  Michael V. Roberts
                            ------------------------------------------
                            Name:  Michael V. Roberts
                            Title: Member



                                ADDENDUM VII
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                         Dated as of July 27, 2000

Manager:                   Roberts Wireless Communications, L.L.C.

Service Area:

         Missouri        Cape Girardeau                     BTA No. 66
         --------        Columbia                           BTA No. 90
                         Jefferson City                     BTA No. 217
                         Joplin                             BTA No. 220
                         Kirksville                         BTA No. 230
                         Poplar Bluff                       BTA No. 355
                         Rolla                              BTA No. 383
                         St. Joseph                         BTA No. 393
                         Sedalia                            BTA No. 414
                         Springfield                        BTA No. 428
                         West Plains                        BTA No. 470


         Kansas          Pittsburg                          BTA No. 349
         ------          Kansas City BTA                    BTA No. 226
                         (Atchison County, KS only)

         Illinois        Carbondale                         BTA No. 67
         --------        Quincy                             BTA No. 367





         This Addendum VII (this "ADDENDUM") contains certain additional and supplemental terms and provisions to that certain Sprint PCS Management Agreement entered into as of January 21, 1999 by the same parties as this Addendum, as modified from time to time (the "MANAGEMENT AGREEMENT").

         The terms and provisions of this Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modification made in this Addendum, the Management Agreement and all prior addenda continue in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

         The Management Agreement is modified as follows:

         1.       REVISED BUILDOUT PLAN.

         (a) REVISED EXHIBITS. Exhibit 2.1 attached to this Addendum supersedes and replaces in its entirety Exhibit 2.1 attached to Addendum V.
Exhibit 2.1 includes:

                  (i) Buildout Plan Map which distinguishes between the Minimum Launch Footprint (as defined below) and Full Buildout Coverage;

                  (ii) Buildout Plan Table which distinguishes between the Minimum Launch Footprint (as defined below) and the Full Buildout Coverage and sets forth the Contractual Launch Date and Full Buildout Date for each A Market and B Market; and

                  (iii)    Buildout Plan Description.

         (b) PENALTY, HARD LAUNCH

         Each penalty described in this subsection will begin accruing at 12:01 am (Kansas City time) on the date six calendar days after the Contractual Launch Date set forth in Exhibit 2.1 for that respective market (each a "PENALTY DATE").

         The A Markets Penalty Amount equals the amount set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Contractual Launch Date to and including the date of the latest A Market to achieve Hard Launch.

         The B Markets Penalty Amount equals the amounts set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of each B Market to achieve Hard Launch. The B Markets Penalty Amount is the sum of each individual B Market that launches past the respective Contractual Launch Date; each individual B Market has a separate penalty amount.

                         HARD LAUNCH PENALTY TABLE

--------------------------------------------------------------------------
       Penalty Period             A Markets             B Markets
                                  Penalty Amount        Penalty Amounts
--------------------------------------------------------------------------
       6-60 days past the         3% of Available       1% of Available
       Contractual Launch         EBV                   EBV multiplied
       Date                                             by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       61-90 days past            5% of Available       1.5% of
       the Contractual            EBV                   Available EBV
       Launch Date                                      multiplied by
                                                        the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       91-120 days past           6% of Available       2% of Available
       the Contractual            EBV                   EBV multiplied
       Launch Date                                      by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       121-150 days past          9% of Available       3% of Available
       the Contractual            EBV                   EBV multiplied
       Launch Date                                      by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       151-180 days past          12% of Available      4% of Available
       the Contractual            EBV                   EBV multiplied
       Launch Date                                      by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------

         (c) PENALTY, FULL BUILDOUT.

         Each penalty described in this subsection will begin accruing at 12:01 am (Kansas City time) on the date six calendar days after the Full Buildout Date set forth in Exhibit 2.1 for that respective market (each also a "PENALTY DATE").

         The A Markets Penalty Amount equals the amount set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of the latest A Market to achieve Full Buildout Coverage.

         The B Markets Penalty Amount equals the amounts set forth on the following Penalty Table opposite the appropriate range of number of days from and including the Full Buildout Date to and including the date of each B Market to achieve Full Buildout Coverage. The B Markets Penalty Amount is the sum of each individual B Market in which Full Buildout Coverage occurs past the respective Full Buildout Date; each individual B Market has a separate penalty amount.

                        FULL BUILDOUT PENALTY TABLE

--------------------------------------------------------------------------
       Penalty Period             A Markets             B Markets
                                  Penalty Amount        Penalty Amounts
--------------------------------------------------------------------------
       6-60 days past the         1.5% of               .5% of Available
       Full Buildout Date         Available EBV         EBV multiplied
                                                        by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       61-90 days past            2.5% of               .75% of
       the Full Buildout          Available EBV         Available EBV
       Date                                             multiplied by
                                                        the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       91-120 days past           3% of Available       1% of Available
       the Full Buildout          EBV                   EBV multiplied
       Date                                             by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       121-150 days past          4.5% of               1.5% of
       the Full Buildout          Available EBV         Available EBV
       Date                                             multiplied by
                                                        the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------
       151-180 days past          6% of Available       2% of Available
       the Full Buildout          EBV                   EBV multiplied
       Date                                             by the Proration
                                                        Factor for each
                                                        B market
--------------------------------------------------------------------------

         (d) PAYMENT OF PENALTY AMOUNTS.

                  (i) Manager will pay the aggregate penalty amounts on or before the date five business days after the date the last A Market or B Market achieves Full Buildout Coverage (the "ASSESSMENT DATE").

                  (ii) If the Assessment Date occurs prior to both March 31, 2001 and the closing of a Change of Control Transaction, the Assessment Date will be extended to the earlier of (A) the date that a Change of Control Transaction closes or (B) five business days after the Entire Business Value of Manager, as determined in accordance with the Management Agreement, is determined (which earlier date is the "PAYMENT DATE").

                  (iii) Manager will also owe Additional Interest on the individual penalty amounts, which Additional Interest is payable in the same manner as the penalty amounts (e.g., timing and form of payment).

                  (iv) Manager will pay the aggregate penalty amounts in cash or in Manager Shares, at Sprint PCS's election. Payments of cash will be made via wire transfer instructions provided to Manager by Sprint PCS.

                  (v) If the Assessment Date has not occurred as of the date of the closing of a Change of Control Transaction, Manager will place Manager Shares in escrow for the benefit of Sprint PCS in an amount sufficient to cover the penalty amounts.

         (e)      WAIVER OF CURE RIGHTS.

                  (i) If Manager does not achieve Hard Launch or Full Buildout Coverage, as applicable, in a market by midnight on the 90-Day Threshold, Manager will be in breach of a material term of the Management Agreement. Accordingly, Sprint PCS may declare an Event of Termination under the Management Agreement, and Manager waives any right to a cure period set forth in Section 11.3.3.

                  (ii) If Sprint PCS does not declare in writing an Event of Termination within ten business days after the 90-Day Threshold, Sprint PCS waives its right to declare an Event of Termination based on Manager's failure to meet a Contractual Launch Date or Full Buildout Date, as applicable, until the 180-Day Threshold. If Manager does not achieve Hard Launch or Full Buildout Coverage, as applicable, in a market by the 180-Day Threshold, Manager will be in breach of a material term of the Management Agreement. Accordingly, Sprint PCS may declare an Event of Termination under the Management Agreement, and Manager waives any right to a cure period set forth in Section 11.3.3.

         (f) DEFINITIONS.

         "90-DAY THRESHOLD" means the date 90 calendar days after the Contractual Launch Date or the Full Buildout Date, as applicable, for a respective A Market or B Market.

         "180-DAY THRESHOLD" means the date 180 calendar days after the Contractual Launch Date or the Full Buildout Date, as applicable, for a respective A Market or B Market.

         "A MARKETS" means Springfield (BTA#428), Joplin (BTA#220) and Cape Girardeau (BTA#66).

         "ADDITIONAL INTEREST" means the sum of the products of (A) each individual penalty amount, multiplied by (B) 14% per annum, multiplied by
(C) the number of calendar days from the respective Penalty Date to the Payment Date, inclusive, divided by 365.

                  "AVAILABLE EBV" means either:

                  (i) if no Change of Control Transaction has closed by March 31, 2001, 80% of Entire Business Value of Manager, as determined in accordance with the Management Agreement, except that the Manager will pay all of the costs of determining Entire Business Value, which includes, but is not limited to, the cost of all parties' appraisers (Available EBV will be determined as of a date, no later than April 12, 2001 and completed by May 30, 2001); or

                  (ii) if a Change of Control Transaction closes on or before March 31, 2001, 80% of the product of (A) 13,500,000 multiplied by (B) the closing share price of publicly issued equity of ALAMOSA HOLDINGS, INC. on the date of the closing of the Change of Control Transaction.

         "B MARKETS" means Rolla (BTA#383), Poplar Bluff (BTA#355), Carbondale (BTA#67), Quincy/Hannibal (BTA#367), and Kirksville (BTA#230).

         "CHANGE OF CONTROL TRANSACTION" means a transaction that results in a Change of Control, as defined in the Management Agreement, of Manager.

         "CONTRACTUAL LAUNCH DATE" means the date set forth on the Buildout Plan Table portion of Exhibit 2.1.

         "FULL BUILDOUT COVERAGE" means network coverage of the geographic area described in Exhibit 2.1 in which commercial Sprint PCS service is offered, consistent with Sprint PCS standards and Program Requirements.

         "FULL BUILDOUT DATE" means the date set forth on the Buildout Plan Table portion of Exhibit 2.1.

         "HARD LAUNCH" means, for each market, that (i) Manager has met all Sprint PCS standards and Program Requirements for operational and network readiness (which includes but is not limited to completion of the OPAC checklist, OPAC process, test plans, coverage definition, assessment of site readiness, network optimization, operational and systems readiness assessment by the Sprint PCS Operational Readiness Team); (ii) Manager has handset inventory, training completed and point-of-sale materials for Sprint PCS, Sprint PCS National Third Party and local third party retail outlets in the Minimum Launch Footprint to meet reasonably expected subscriber demand; (iii) Manager markets and sells Sprint PCS Products and Services through mass advertising (i.e., print, radio and television media); (iv) the Minimum Launch Footprint is complete; and (v) Manager has met all Sprint PCS soft launch criteria which means (A) systems are up and functioning, stores are operational (and open), and activations can occur,
(B) soft launch typically occurs one week after network ready date, and one week before Hard Launch, (C) activations of friendly accounts may occur, but any store traffic is strictly unsolicited; (D) launch-related hiring and training should be completed prior to soft launch.

         "MANAGER SHARES" are defined (i) as the number of shares calculated by multiplying (i) the percentage of Manager's total equity equivalent to the penalty amount (i.e., the percentage calculated by dividing the dollar amount of the penalty by the dollar amount of Manager's total equity) by (ii) either (A) the membership interests of Manager, if no Change of Control Transaction has closed by March 31, 2001, or (B) the number of shares granted to Manager's members as consideration for their interests in Manager as a result of such change of control, if a Change of Control Transaction closes on or before March 31, 2001.

         "MINIMUM LAUNCH FOOTPRINT" means the geographic area described in
Exhibit 2.1 in which commercial Sprint PCS service is offered, consistent with Sprint PCS standards and Program Requirements.

         "PRORATION FACTOR" means a number between 0 and 1 that is calculated by dividing the covered pops of an individual B Market by the total covered pops of all B Markets, and then multiplying this amount by the Priority Factor. Proration Factors are set forth in Exhibit 2.1.


                 IN WITNESS WHEREOF, the parties have caused this Addendum to be executed as of the date first above written.

                                 SPRINT SPECTRUM L.P.


                                 By: /s/ Thomas E. Mateer
                                     ---------------------
                                         Thomas E. Mateer
                                         Vice President - Affiliations

                                 WIRELESSCO, L.P.


                                 By: /s/ Thomas E. Mateer
                                     ---------------------
                                         Thomas E. Mateer
                                         Vice President - Affiliations

                                 SPRINT COMMUNICATIONS COMPANY, L.P.


                                 By: /s/ Don A. Jensen
                                    ----------------------
                                       Don A. Jensen,
                                       Vice President - Law


                                 ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

                                 By: /s/ Michael V. Roberts
                                    -----------------------
                                   Name:  Michael V. Roberts
                                   Title: Member



                               ADDENDUM VIII
                                     TO
                      SPRINT PCS MANAGEMENT AGREEMENT

                       DATED AS OF FEBRUARY 14, 2001


MANAGER: ROBERTS WIRELESS COMMUNICATIONS, L.L.C.

SERVICE AREA BTAS:

Missouri
--------
                  Cape Girardeau # 66
                  Columbia # 90
                  Jefferson City # 217 Joplin # 220 Kirksville # 230 Poplar Bluff # 355 Rolla # 383 St. Joseph # 393 Sedalia # 414 Springfield # 428 West Plains # 470
Kansas
------
                  Pittsburg # 349
                  Kansas City # 226
                  (Atchison County, KS only)
Illinois
--------
                  Carbondale # 67
                  Quincy    # 367


         This Addendum VIII (this "ADDENDUM") contains certain additional and supplemental terms and provisions of that certain Sprint PCS Management Agreement entered into as of January 21, 1999 by the same parties as this Addendum as modified from time to time (the "MANAGEMENT AGREEMENT").

     The terms and provisions of the Addendum control, supersede and amend any conflicting terms and provisions contained in the Management Agreement. Except for express modifications made in this Addendum, the Management Agreement and all prior addenda continue in full force and effect.

         Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions. Section and Exhibit references are to Sections and Exhibits of the Management Agreement unless otherwise noted.

                  The Management Agreement is modified as follows:

1. USE OF LOAN PROCEEDS. Sprint PCS is entering into that certain Consent and Agreement with Citicorp USA, Inc., dated as of February 14, 2001 ("CITICORP") (which Consent and Agreement, as amended and modified from time to time, is referred to as the "CONSENT AND AGREEMENT") to enable Manager to obtain a loan (the "LOAN") from Citicorp, its successors, and other lenders who from time to time are parties to the Consent and Agreement (collectively, the "LENDERS"). Manager agrees that notwithstanding the permitted uses of the proceeds of the Loan, it will not use the proceeds from the Loan or any other loan, extension of credit or other obligation to which the Consent and Agreement relates, for any purpose other than to (a) construct and operate the Service Area Network within the Service Area (as may be amended from time to time) as contemplated under the Management Agreement, (b) pay the cash portion of the merger consideration to the Targets (as defined in that certain Commitment Letter dated November 22, 2000, between Citicorp North America, Inc., Salomon Smith Barney, Inc., TD Securities (USA) Inc., Export Development Corporation and Alamosa Holdings, Inc., as amended on January 30, 2001 (the "Commitment Letter")) (c) refinance existing indebtedness under the EDC Facility, the Roberts Facility and the WOW Facility (as those terms are defined in the Commitment Letter), and (d) pay the Transaction Costs (as that term is defined in the Commitment Letter).

2.       CROSS-DEFAULT.  The following Section 17.26 is added:

         17.26 CROSS-DEFAULT. A breach or Event of Termination under any of the Sprint Agreements (as that term is defined in the Consent and Agreement) by Texas Telecommunications, L.P., a Texas limited partnership, Alamosa Wisconsin Limited Partnership, a Wisconsin limited partnership, or Washington Oregon Wireless LLC, a Delaware limited liability company, or their respective successors or assigns (collectively the "OTHER AFFILIATES") also constitutes a breach or Event of Termination, as the case may be, by the Manager of the same provision of the applicable Sprint Agreement to which the Manager is a party, and the Sprint Parties (as that term is defined in the Consent and Agreement) shall have the same rights under the Sprint Agreements and the Consent and Agreement to which the Manager is a party as if the same breach or Event of Termination had occurred under such Sprint Agreement. The Manager has no right to cure any breach or Event of Termination with respect to an Other Affiliate. Such breach or Event of Termination by an Other Affiliate shall not qualify as a force majeure under the Sprint Agreements or the Consent and Agreement.

3. PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. The following Section 17.27 is added:

         17.27 PERFORMANCE/PAYMENT OF OTHER AFFILIATES' OBLIGATIONS. To induce the Sprint Parties to enter into the Consent and Agreement with Citicorp, Manager absolutely and unconditionally guarantees the prompt and punctual performance and payment of the Obligations (as that term is defined in the Consent and Agreement) of the Other Affiliates and their respective successors or assigns when due and payable pursuant to the terms of the Other Affiliates' Sprint Agreements as they may be amended and modified. Manager agrees that the Sprint Parties shall not be required first to collect from any other guarantor of any such obligation or to proceed against or exhaust any collateral or security for any obligation before requiring Manager to perform or pay the obligation guaranteed under this Section. Any Sprint Party may bring suit against Manager without joining the Other Affiliates or any other guarantor. Manager agrees that notice given by a Sprint Party to any Other Affiliate under such Other Affiliate's Sprint Agreements or the Consent and Agreement constitutes notice to the Manager.

4.        BUSINESS VALUATION.  The following subsection 11.7.4(f) is added:

         (f) In the event the Entire Business Value of the Manager is being determined, the entire value of any Operating Asset may be allocated among the Manager and one or more of the Other Affiliates, where appropriate, but the sum of the values attributed to such Operating Asset in determining the Entire Business Value of the Manager and the Other Affiliates shall not exceed the value of such Operating Asset if it were used to calculate only the Manager's Entire Business Value (i.e. "double counting" is prohibited).

5. EXCLUSIVITY OF SERVICE AREA. In Section 2.3 and the Schedule of Definitions, the phrase "wireless mobility communications network" is replaced by the phrase "Wireless Mobility Communications Network".

6. EXPIRATION OF LIMITED REMEDIES PERIOD. Sprint PCS and Manager agree that the limited remedies period provided for in Sections 11.5 and
11.6 expired on June 8, 2000.

7. REVISED FINANCING PLAN. Exhibit 1.7 attached to this Addendum supersedes and replaces in it entirety Exhibit 1.7 attached to the Management Agreement.

8. "WIRELESS MOBILITY COMMUNICATIONS NETWORK" DEFINED. In Section 2.3, the phrase "Wireless Mobility Communications Network" means a radio communications system operating in the 1900 MHz range under the rules designated as subpart E of Part 24 of the FCC's rules.

9.       TRANSFER OF SPRINT PCS NETWORK.

     (a) The following language is added at the beginning of the first sentence of Section 17.15.5:

         "In conjunction with the sale of the Sprint PCS Network,"

                  (b) The phrase "Sprint PCS Network, including its rights" in the first sentence of Section 17.15.5 is replaced in its entirety with the following language:

         Sprint PCS Network and any of the Licenses, including its rights"


10. REAFFIRMATION OF SPRINT AGREEMENTS. Each of the undersigned reaffirms in their entirety, together with the respective rights and obligations thereunder, the Management Agreement, the Services Agreement and the License Agreements.

11. COUNTERPARTS. This Addendum may be executed in two or more counterparts, each of which shall constitute an original but all which when taken together shall constitute but one agreement.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]



         IN WITNESS WHEREOF, the parties have caused this Addendum VIII to be executed as of the date first above written.

                                 SPRINT SPECTRUM L.P.


                                 By:/s/ Thomas E. Mateer
                                     ---------------------
                                        Thomas E. Mateer
                                        Vice President - Affiliations


                                 WIRELESSCO, L.P.


                                 By: /s/ Thomas E. Mateer
                                     ---------------------
                                         Thomas E. Mateer
                                         Vice President - Affiliations


                                 SPRINT COMMUNICATIONS
                                 COMPANY, L.P.


                                 By: /s/ Ed Mattix
                                     ----------------------------------
                                         Ed Mattix,
                                         Senior Vice President - Public Affairs


                                 ROBERTS WIRELESS
                                 COMMUNICATIONS, LLC
                                 a Missouri limited liability company


                                 By:      ALAMOSA HOLDINGS, LLC
                                          a Delaware limited liability company,
                                          as the sole equity holder


                                 By:/s/ David E. Sharbutt
                                    -------------------------
                                        David E. Sharbutt,
                                        President